UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Angel Studios 001, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

295 W Center St.

Provo, Utah 84601

Phone: (760) 933-8437

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Neal Harmon

Chief Executive Officer

Angel Studios 001, Inc.

295 W Center St.

Provo, Utah 84601

Phone: (760) 933-8437

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Betsy T. Voter

Kevin Timken

Iqan Fadaei

Michael Best & Friedrich, LLP

170 S. Main St.

Suite 1000

Salt Lake City, UT 84101

Phone: 801.924.4105

7841	93-4381776
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Angel Studios – 001, Inc.

Preliminary Offering Circular

September 27, 2024

Subject to Completion

Up to 5,000,000 Shares of Series A Preferred Stock

$5,000,000 Maximum Offering Amount

THE UNITED STATE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Angel Studios 001, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), is offering up to $5,000,000 of our Series A Preferred Stock shares (the “Shares”), at an offering price of $1.00 per share in a “Tier 2” offering under Regulation A (the “Offering”). All Shares will be offered in all jurisdictions at the same price.

The Company was formed as a wholly owned subsidiary of Angel Studios, Inc., our parent company (“Parent Company”) for the sole purpose of exploiting the commercial potential of the film entitled “BONHOEFFER: PASTOR. SPY. ASSASSIN” (the “Picture”). In particular, the Company was formed to license the Picture from its producer, Tharos Film Distribution, LLC (the “Producer”), and to market and distribute the Picture through movie theaters and online distribution platforms. The Company will use the proceeds from the Offering primarily to market the Picture, including by engaging in theatrical and post-theatrical ‘Prints & Advertising’ (“P&A”) marketing.

When the Company’s Board of Directors (the “Board”) has determined that it has sufficient funds available, the Company will use revenue generated by its exploitation of the Picture to redeem the Shares at a price of $1.20 per Share. Therefore, upon redemption, holders of the Shares (“Shareholders”) will receive their investment principal plus a 20% return. The Company may redeem the Shares through a single redemption or through the payment of dividends (up to $1.20 per Share). Upon payment of an amount equal to $1.20 per Share, the Shares will be deemed automatically redeemed and returned to the Company as authorized and unissued shares of Series A Stock. The Company’s redemption of Shares or payment of dividends will be made in the sole discretion of the Board and subject to the availability of sufficient funds. However, the Company will not make any payments from Licensing Revenue (as defined below) to other persons (including the Company’s vendors and common stockholders) until it has redeemed the Shares in full. See “Description of Shares” and the Certificate of Designation for more information.

Other than redemptions made in the context of liquidation payments (as described in the Company’s Certificate of Designation, which establishes the rights of the Shareholders), the Company’s redemption of the Shares will be made in the form and at the timing determined by the Board in its sole discretion. If the Company redeems the Shares through the payment of dividends, such dividends will be distributed equally among all outstanding Shares. Shareholders will have no right to request a dividend or a redemption by the Company. The Company will have sole discretion in determining whether it has available funds to pay dividends or otherwise redeem the Shares.

Shareholders will have no voting rights other than as required by law or for any proposed amendments to the Company’s Certificate of Designation. Additionally, the Shares will not be convertible into, and Shareholders will not participate in any payments made to, the Common Stock or on any other stock of the Company. The Company will redeem the Shares before making any distributions to any of the other classes of stock of the Company, except as other may be required by applicable law.

If the Company is unable to generate revenue sufficient to redeem the Shares, Shareholders will only have a right to receive payments towards redemption of the Shares upon the Company’s liquidation, dissolution, or winding up. If, upon the Company’s liquidation, dissolution, or winding up, or upon a Deemed Liquidation Event (as defined in the Certificate of Designation), the Company’s available assets are insufficient to fully redeem the Shares, Shareholders will proportionally share in the distribution of available assets based on their respective ownership of Shares. See “Description of Shares” and the Certificate of Designation for more information.

Although the Company intends to redeem the Shares using revenue from its exploitation of the Picture, Shareholders will not share directly or proportionally in, and will not have any rights to, any revenue or profits derived from the Picture. Therefore, regardless of the financial success of the Picture, Shareholders’ returns from this investment will be limited to $1.20 per Share, to the extent such payment is approved by the Board of Directors.

Securities Offered by the Company	Price to public	Underwriting discount and commissions		Proceeds to Company(1)	Proceeds to other persons
Per Series A Preferred Share:	$1.00		N/A	$1.00	$0.00
Total Minimum:	$0.00	$	N/A	$0.00	$0.00
Total Maximum:	$5,000,000.00	$	N/A	$5,000,000.00	$0.00

(1)	The amounts shown are before deducting estimated offering expenses including, without limitation, legal, accounting, auditing, and other professional, printing, advertising, travel, marketing, and other expenses of this Offering. Our Parent Company will initially pay all such expenses and will be reimbursed by the Company from the Offering proceeds. We estimate that the total expenses of this Offering will be approximately $150,000.

Film investments are often structured as discrete investments formed around a single script and key talent. This allows investors to invest in a single film’s theatrical release, without exposure to the poorer performance or liabilities of any other film. Likewise, the Company was formed solely to exploit the commercial potential of a single film – BONHOEFFER: PASTOR. SPY. ASSASSIN. The Picture has an expected release date of November 22, 2024.

The Company will initially market the Picture’s theatrical release and distribute the Picture in at least 1,200 screens, including screens in the United States, Europe, Asia, Australia, Latin America, and India. The Company will also exploit the Picture by marketing its post-theatrical release and distributing the Picture through the streaming platform operated by our Parent Company (the “Platform”), as well as through other on-demand platforms and streaming services. Additionally, the Company will exploit the Picture by utilizing the “Pay It Forward” business model operated by our Parent Company (see the description provided in “Description of Business – Revenue Streams”), by manufacturing and selling merchandise and digital collectibles derived from the Picture, and by licensing the Picture through social media platforms and other third-party distributors.

Theaters distributing the Picture will be entitled to a portion of box office receipts generated from the Picture’s theatrical release, generally 55-60% depending on our Parent Company’s negotiations which each theater company. The Company will use all remaining box office receipts (the “Theatrical Revenue”) to redeem shares sold in this and any other offerings of the Company conducted to fund exploitation of the Picture (the “P&A Investors”). From the revenue derived from the Picture’s non-theatrical exploitation of the Picture, the Company will pay third-party participations, residuals, royalties and other payments required to be made to unions and guilds (e.g., the Writers Guild of America, Directors Guild of America, and Screen Actors Guild, American Federation of Musicians, and IATSE), and performing rights societies (collectively, “Residuals”). The Company will use all remaining revenue derived from the Picture’s non-theatrical exploitation (such revenue, “Non-Theatrical Revenue” and, together with Theatrical Revenue, “Licensing Revenue”) to redeem the preferred shares purchased by the P&A Investors. After all preferred shared have been redeemed, the Company will be reimbused (or will reimburse its Parent Company) for all other marketing and distribution expenses permitted under the Distribution Agreement between the Company and Producer, up to any applicable cap described therein.

We expect to offer the Shares in this Offering from the date the SEC qualifies the Offering Statement, of which this offering circular is a part, until we raise the maximum amount being offered. No sales of the Shares will be made prior to the qualification of the Offering Statement by the SEC. We anticipate the offering period to continue for up to twelve (12) months from the date of commencement. However, we reserve the right to terminate this Offering for any reason at any time prior to the anticipated close of the offering period. In particular, if we determine that we have raised funds sufficient to market the Picture before or around the Picture’s theatrical release in November 2024, we may close the Offering before the twelve-month offering period ends.

This Offering is being conducted on a “best efforts” basis through our officers and directors, under the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page 12 of the offering circular.

After the SEC qualifies the Offering Statement, interested investors can review and execute this Offering Statement (together with all exhibits thereto, including the qualified purchaser questionnaire and Subscription Agreement) and pay the purchase price by visiting https://www.angel-reg-a.com/bonhoeffer (the “Offering Site”). We retain complete discretion to determine that subscribers are “qualified purchasers” (as defined in Regulation A). For sales that are not consummated, including as a result of our determination that a subscriber is not a qualified purchaser, funds will be promptly refunded without interest.

We may engage an escrow agent in connection with this Offering. Upon the Company’s acceptance of a subscription for the Offering, funds received by the Company in connection with the subscription will be immediately deductible from the escrow account and available to the Company. Upon the Company’s acceptance of an investor’s funds, the Company will issue the corresponding number of Shares to the investor. There is no minimum number of Shares or dollar amount that needs to be sold as a condition of the Offering’s closing. Subscriptions, once received, are irrevocable by investors but can be rejected by us. We reserve the right to reject any investor’s subscription in whole or in part for any reason.

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. An investment should be made only by persons or entities able to bear the risk of, and to withstand the total loss of, their investment. Prospective investors should carefully consider and review the section entitled “Risk Factors” beginning on page 4 of this offering circular before investing.

No public market for the Shares has developed nor is any such market expected to develop. We do not intend to list the Shares on a national securities exchange or interdealer quotational system.

The website address of our Parent Company is https://www.angel.com. Information contained on, or accessible through, our Parent Company’s website is not a part of, and is not incorporated by reference into, this offering circular.

This offering circular is following the offering circular format described in Part II of Form 1-A.

We are offering to sell, and are seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this offering circular.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. In particular, certain expectations are based on projections of the revenue that may be generated by the Picture, and such revenue cannot be easily projected until the Picture’s initial theatrical release begins, at the earliest. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

You should read this offering circular and the documents referred to herein thoroughly, with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements and those appearing elsewhere in this offering circular, including those made in the “Risk Factors” section. Other sections of this offering circular include additional factors that could adversely impact our business and financial performance. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this offering circular, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

THIRD PARTY DATA

Certain data included in this offering circular, including without limitation information about the film industry and about films previously marketed (and distributed) by our Parent Company, is derived from information provided by third parties that we believe to be reasonable, reliable, fair and accurate. However, there can be no assurance as to the accuracy or completeness of included information, and we have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any material misstatements regarding any market, industry, film or similar data presented herein and derived from third party sources, reliance on such data involves risks and uncertainties. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources.

STATE LAW EXEMPTION, QUALIFIED PURCHASERS AND PURCHASE RESTRICTIONS

We are offering the Shares pursuant to Tier 2 of Regulation A. As such, this Offering is exempt from state law “Blue Sky” review, subject to compliance with certain anti-fraud provisions.

As the Shares will not be listed on a registered national securities exchange upon qualification, the Shares are offered and sold only to (i) “accredited investors” under Rule 501(a) of Regulation D, and (ii) persons whose investment in our Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at the end of the most recently completed fiscal year (for non-natural persons). Annual income and net worth are calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

Under Rule 501(a) of Regulation D, the term “accredited investor” includes a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined in rule 202(a)(11)(G)-1 of the Advisers Act, of a family office meeting the requirements of Rule 501(a)(12) of Regulation D and whose prospective investment in the Company is directed by such family office pursuant to Rule 501(a)(12).

Different standards apply to non-natural persons. See Rule 501 of Regulation D for more details on accredited investor status.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not qualified to invest in the Shares under Regulation A.

SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary does not contain all of the information you should consider before investing in the Shares. You should read this entire offering circular carefully, especially the risks of investing in the Shares as discussed in the “Risk Factors” before making an investment decision.

The Company and the Picture

The Company is a wholly owned subsidiary of Angel Studios, Inc. Like many investments in the film industry, in which a new entity is formed to invest in a single film, the Company was formed specifically to exploit the commercial potential of a single film – BONHOEFFER: PASTOR. SPY. ASSASSIN. This structure allows investors to invest in specific films that they anticipate being successful, rather than the general business of our Parent Company or other film productions marketed and/or distributed by our Parent Company.

The Picture is expected to be released on November 22, 2024, and to be distributed in over 1,200 screens covering at least 20 major markets within a month of the Picture’s U.S. domestic release. The Picture is expected to run for at least one week but may run longer. See “Description of Business” for more information.

The Picture depicts the story of Dietrich Bonhoeffer, a German Lutheran pastor and theologian who led efforts against the Nazism of German Protestantism and opposed the Nazi persecution of Jews. The Picture also dramatizes Bonhoeffer’s role as a double agent within Adolf Hitler’s military intelligence organization, and his association with the 20 July plot to assassinate Hitler. The Picture was written and directed by Todd Kamarnicki (Elf, 2003; Meet Dave, 2008) and stars German actor Jonas Dassler (Der Goldene Handschuh, 2019; Aus meiner Haut, 2023), with August Diehl, Clarke Peters, and Flula Borg in supporting roles.

Shares Offered

Up to 5,000,000 Shares, on a “best efforts” basis for up to $5,000,000 of gross proceeds. Each Share has a purchase price of $1.00 and redemption price of $1.20.

The Company may redeem the Shares at $1.20 per Share (the “Stated Value” or, to the extent unpaid and as existing at any time, the “Series A Payment Amount”). Shareholders have a right to receive the Series A Payment Amount upon liquidation, dissolution, or winding up, or upon a Deemed Liquidation Event (as defined in the Certificate of Designation). The Company may redeem the Shares by paying dividends equal to the Series A Payment Amount or by voluntarily paying the Stated Value to Shareholders. However, any dividend payment or voluntarily payment of the Stated Value will be made in the sole discretion of the Board and subject to the availability of sufficient funds. Shareholders will have no voting rights and no right to request a dividend or a redemption by the Company.

Other than Shareholders’ right to receive the Series A Payment Amount, the Shares will not participate in any payments paid to the holders of shares of our common stock (“Common Stock”). Shareholders will have no voting rights, other than as required by law or for any proposed amendments to the as-filed Certificate of Designation. For a detailed description of the Shares, see the section entitled “Description of Shares.”

Offering Price per Share	$1.00
Stated Value / Redemption Price per Share	$1.20.

Number of Shares Outstanding Before the Offering

There are no Shares of Series A Preferred Stock issued and outstanding at this time. There are 100 shares of the Company’s Common Stock outstanding and issued at this time, all of which are held by our Parent Company.

Number of Shares Outstanding After the Offering	5,000,000 shares, assuming that the Offering is fully subscribed.

Minimum and Maximum Investment Amount

There is no minimum investment amount. The maximum offering and investment amount is $5,000,000. The Company reserves the right to limit the maximum investment amount that a single investor may invest in its sole discretion..

Subscription

Investors may invest in this Offering by executing the Subscription Agreement provided by the Company through the Offering Site. The Offering Site will also provide directions regarding payment for subscriptions for the Shares. Payments may also be made via ACH transfer through the Offering Site.

Distribution

This Offering is being conducted a “best efforts” basis through our officers/directors, which means our officers/directors will attempt to sell the Shares but there is no guarantee that he will sell any minimum amount. Our officers and directors will sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares sold. In offering the Shares on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Exchange Act, as amended. See “Plan of Distribution” for more information.

We expect to offer the Shares in this Offering until we raise the maximum amount being offered. We expect the offering period to end up to 12 months from the date of commencement, but we reserve the right to terminate this Offering for any reason at any time, particularly if we determine that we have raised sufficient funds to market the Picture before or around the Picture’s November 2024 release. There is no minimum dollar amount that needs to be sold as a condition of closing this Offering. Subscriptions, once received, are irrevocable by investors but can be rejected by us. We reserve the right to reject any investor’s subscription in whole or in part for any reason. See “Plan of Distribution – Subscription Procedures” for more information.

Payment for Shares

After the SEC qualifies this offering statement, of which this offering circular is a part, investors can pay the purchase price in the form of ACH debit transfer or wire transfer to the account listed on the Offering Site.

Investment Amount Restrictions

Generally, unless you are an accredited investor, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to investors that are not natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Voting Rights	Shareholders will have no voting rights, other than as required by law or for any proposed amendments to the as-filed Certificate of Designations for the Shares.
Risk Factors	Investing in the Shares involves substantial risks. See the “Risk Factors” section for a discussion of factors you should carefully consider before deciding to invest in the Shares.
Use of Proceeds

We expect to receive gross proceeds from this Offering of up to $5,000,000. The proceeds of this Offering will be used primarily to fund P&A marketing of the Picture’s theatrical release, as well as to market and distribute the Picture during the post-theatrical period. Additionally, the Company will use proceeds to reimburse our Parent Company for expenses it incurs in connection with this Offering.

Termination of the Offering	We reserve the right to terminate this Offering for any reason at any time.
Payment Agent	We will not use a transfer agent in connection with this Offering. We will use a third-party payment processor to process the transfer of funds to and from investors and the Company.
Uncertificated Shares	All Shares will be uncertificated.

RISK FACTORS

Investing in the Shares involves significant risks. In addition to the other information contained in this offering circular, you should carefully consider the following risks before deciding to purchase any Shares. The occurrence of any of the following risks might cause you to lose all or a part of your investment. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to “Cautionary Statement Regarding Forward-Looking Statements” for more information regarding forward-looking statements.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its ability to redeem the Shares:

•	The Company has a limited purpose to license, promote, and distribute the Picture. Investments in films involve significant risk. If we do not effectively promote and distribute the Picture, or if the Picture is not well received by audiences, investors will lose some or all of their investment.

•	If we do not raise sufficient funds in this Offering, we may not be able to effectively market the Picture, and may therefore be unable to redeem the Shares.

•	We may need to raise additional capital on terms senior to the Shareholders’ right to receive a dividend.

•	We face intense competition from other films and from film studios with much greater production, marketing, and distribution budgets and networks than us. If we cannot compete effectively with other films and distributors, we may be unable to generate Licensing Revenue sufficient to redeem the Shares.

•	We have contracted our marketing services to our Parent Company. We are completely reliant on the efforts of our Parent Company to perform such services. If our Parent Company cannot effectively perform those services, we may be unable to generate Licensing Revenue sufficient to redeem the Shares.

•	Our success depends on our and the Picture producer’s ability to protect the intellectual property of the Picture. If our or the producer’s rights to the Picture are infringed or restricted, we may be unable to effectively exploit our right to market the Picture.

•	Shareholders will have no voting rights and will not be able to influence the Company or its business.

•	The Shares are not convertible, and Shareholders will have no rights to participate in any payments to be paid to the holders of Common Stock. Further, there is no mandatory redemption of the Shares, other than in the event of a liquidation payment. Shareholders have no right to request the Company to redeem the Shares. All payment of dividends and any voluntary payment of the Stated Value will be at the sole discretion of our Board.

•	There is no public market for the Shares, and none is expected to develop.

•	The offering price may not accurately represent the current value of our Company or our assets at any particular time.

Risks Related to our Company

Our Company has a limited purpose that it may not be able to successfully achieve.

The Company was formed for the sole purpose to license, promote, and distribute the Picture in the theatrical and post-theatrical period. We will not conduct any business activities except for activities relating to the Picture. If we are not successful in promoting and distributing the Picture, or if the Picture fails to achieve the success we anticipate, we will have no other source of revenue from which to redeem the Shares and you will lose some or all of your investment.

The Offering may not close and, if we do not raise sufficient funds in this Offering, we will not be able to implement our business plan.

We are a newly formed company and have not generated any revenues to date. We are dependent on the proceeds from this Offering to fund our business model. There are numerous possible scenarios pursuant to which the Offering may be delayed, suspended, or abandoned prior to the initial closing, including a material adverse change or event in the capital markets or film industry which could make it impracticable to consummate the Offering, the emergence of material litigation regarding the Company and/or involving the Picture, the outbreak of war or hostilities, or other unforeseeable events. If we do not raise sufficient funds in this Offering, we may not be able to implement our business model or redeem the Shares.

We may need to raise additional capital that may not be available or may involve issuing debt with rights senior to Shareholders.

If the costs of implementing our business plan exceeds our estimated funding requirements, we may need to raise additional funds. If we cannot raise adequate additional capital, we may be unable to implement our business model and redeem the Shares. Additionally, if we raise additional funds by issuing debt in connection with our marketing of the Picture (including “P&A” debt investments common in the film industry), our lenders will have rights senior to Shareholders. We expect to negotiate the terms of any such debt so that we make repayments on the debt at the same time and on the same economic terms as Shareholders. However, the debt may be secured by our rights to the Picture, and may also contain restrictive covenants that limit our ability to incur additional indebtedness, which may adversely affect our ability to finance future operations and capital needs. Additionally, in the event of the Company’s dissolution or liquidation, debt holders will likely have a right to repayment senior to Shareholders’ right to receive the Series A Payment Amount.

As we are owned by our Parent Company, our Services Agreement with our Parent Company is a related party transaction. Additionally, we are not represented by legal counsel.

Our directors and officers are also directors and/or officers of our Parent Company, and also have ownership interests in our Parent Company. Therefore, the decision to become a wholly owned subsidiary of our Parent Company, and the decision to enter into the Services Agreement with our Parent Company, were related party transactions. Additionally, we are not separately represented by our own legal counsel in connection with this Offering or otherwise. Although we will seek to prioritize repayment of all P&A investments, we expect to continue working with our Parent Company on all matters relating to the marketing of the Picture, and any transactions with our Parent Company will involve related parties.

Our management and its executive officers will have limited liability for, and will be indemnified and held harmless from, the losses of our Company.

Our management and their agents will not be liable for, and will be indemnified and held harmless (to the extent of the Company’s assets) from any loss or damage incurred by them, the Company, or the Company’s shareholders in connection with any act or omission performed or omitted in good faith, which does not constitute fraud, willful misconduct, gross negligence or breach of fiduciary duty. These provisions may discourage stockholders from bringing suit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. Additionally, any indemnification of our directors and officers could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may have insufficient funds to redeem the Shares.

The Company does not have a majority of independent directors, and the Board of Directors has not voluntarily implemented various corporate governance measures.

The Board of Directors does not have a majority of independent directors and has not voluntarily implemented various corporate governance measures, such as an independent audit or compensation committee. In the absence of such measures, Shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters. For example, in the absence of independent directors/committees, decisions concerning matters such as contractual issues with our Parent Company are made by directors who have an interest in the outcome of the matters being decided. However, as a general rule, the Board of Directors, in making its decisions, determines first that the terms of any interested party transaction are no less favorable to the Company than those that would be available with respect to such a transaction from unaffiliated third parties.

The preparation of our financial statements involves the use of estimates, judgments, and assumptions, and our financial statements may be materially affected if such estimates, judgments, or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America typically require the use of estimates, judgments, and assumptions that affect the reported amounts. Often, different estimates, judgments, and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management's judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments, and assumptions are inherently uncertain and, if our estimates prove to be wrong, we would face the risk of needing to change or adjust our income or other financial statements. Any such changes could harm our business, including our financial condition and results of operations and the price of the Shares. See “Management's Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our financial statements and business.

Risks Relating to the Picture and Film Industry

The Picture may be unsuccessful.

BONHOEFFER: PASTOR. SPY. ASSASSIN will be the only film that the Company distributes, and the rights relating thereto will be the Company’s primary asset. The distribution of the Picture is subject to numerous uncertainties, including: the release schedule and performance of competing films; the availability of cost-effective marketing outlets and strategies; public taste in film genres; and competition with television shows and other leisure activities. Additionally, the production and distribution of feature films, “Video On Demand” and “Subscription Video On Demand,” and other kinds of content are inherently risky businesses, largely because the revenues derived from the sale or licensing of such content depend primarily on widespread public acceptance, which is difficult to predict. The Picture’s success will also depend on our ability to market the Picture to the target key audience demographics. Furthermore, we must invest substantial amounts in marketing the Picture before we can know whether the Picture will reach anticipated levels of popularity and financial return. The amounts we invest in marketing the Picture may outweigh the revenue generated from distributing the Picture, in which case we may have insufficient funds to redeem the Shares.

The film business is highly speculative.

The film industry is highly speculative and involves a substantial degree of risk. Many films are released each year that are not commercially successful and fail to recoup their production costs from domestic theatrical distribution. We cannot assure the economic success of the Picture, since the revenues derived from its production and distribution depend on many factors that are outside of our control and cannot be predicted with certainty. For example, the Picture’s success will depend on: its acceptance by the public, which cannot be predicted; the quality and acceptance of competing films and shows released at or near the same time; the availability of alternative forms of entertainment and leisure time activities; consumer spending trends; and general economic conditions. Accordingly, there is a substantial risk that the Picture will not be commercially successful, in which case we may never be able to redeem the Shares.

The Picture may not succeed if it receives bad audience and/or critic reviews.

Like most motion pictures, the financial success of the Picture depends, in large measure, on the public’s reaction to it. Public views on motion pictures are often influenced by professional reviewers or critics for newspapers, television, and other media. It is impossible to judge in advance what the reaction of these reviewers and critics will be to the Picture. To the extent that the Picture receives unfavorable reviews from reviewers and critics, its chances of a positive reception, and therefore financial success, may be substantially diminished. Additionally, the success of a film’s theatrical release can determine the success of its theatrical distribution in foreign markets and its post-theatrical exploitation. Therefore, if the Picture’s domestic theatrical release is unsuccessful, the Company may be less able to exploit the Picture thereafter.

Most of our competitors, which include large and small studios and production companies, have significantly greater financial and marketing resources, as well as experience, than the Company.

Although our Parent Company has been competing with film studios, production companies, independent producers, and marketing agencies for several years, the film industry is still extremely competitive. Most of the major film studios in the U.S. are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, that support the distribution of films and provide multiple sources of earnings with which to meet obligations when a single asset performs poorly. The top production companies control the vast majority of the domestic box office and even established smaller studios, production companies, and agencies may have significantly greater financial and marketing resources than we do. Although we will rely on our Parent Company for marketing services, our Parent Company will face the same issues with competition as those described in this paragraph.

The Picture may be released close in time to other films that feature household-name talent and were produced by larger film studios compared to the Picture.

We expect the Picture to compete with several films starring well-known cast members, directed by better-known directors, and produced with budgets significantly greater than the Picture. In particular, Gladiator II, Wicked, and MOANA 2 are scheduled to be released close to the Picture’s anticipated release date. The foregoing films likely have production budgets over $100 Million, are produced and distributed by multi-billion-dollar companies with global production/distribution networks, will be directed by well-known directors, and will star or feature household name actors/actresses. By contrast, the Picture does not have ‘A-list’ talent in any of the primary roles, and its director (Todd Komarnicki) is better known for his writing than his directing, with the Picture being only the second feature film he has directed. The release of other films in the crowded Thanksgiving holiday season may reduce viewership of the Picture and/or limit the Company’s ability to add cinema screens for the Picture’s theatrical release. As a result, the Company may be unable generate enough receipts to redeem the Shares and will then need to rely on post-theatrical release venue to redeem the Shares.

The film industry is rapidly changing, and the Company may not be able to sufficiently adapt to such changes in promoting the Picture.

The film industry is characterized by its dynamic and rapidly evolving nature, with frequent advancements in technology, changing consumer preferences, and shifting distribution models. For example, there is a widespread, growing preference for online streaming over traditional cinema viewing. If the Company cannot adapt effectively to these industry transformations when promoting the Picture, the Picture may not be commercially successful.

Risks Relating to our Promotion and Distribution of the Picture

We are totally reliant on our Parent Company to market the Picture.

We have entered into a Distribution Agreement with the Producer, pursuant to which we have the right and obligation to market the Picture. We have entered into a Services Agreement with our Parent Company, pursuant to which our Parent Company has agreed to provide all the marketing services we are obligated to perform under the Distribution Agreement. We will be unable to market the Picture effectively without the experience and services of our Parent Company.

We are reliant on our Parent Company to distribute the Picture.

There is no guarantee that our Parent Company will successfully promote and market the Picture, and our Parent Company does not guarantee the success of the Picture. If we do not generate sufficient Theatrical Revenue, we will be dependent on the distribution of the Picture in the post-theatrical period to generate Licensing Revenue sufficient to redeem the Shares.

We will initially distribute the Picture on our Parent Company’s Platform in the post-theatrical release period. In doing so, we will rely on our Parent Company’s ability to attract and maintain an audience for the Picture. We also intend to license the Picture to third_parties for distribution on their distribution platforms. Our licensing negotiations with third parties will be informed by our affiliation with our Parent Company, and we are therefore partly reliant on our Parent Company to secure a profitable licensing agreement in connection with third-party distribution platforms.

Our Parent Company is reliant on its management team to perform the Services.

Our Parent Company is reliant on its management team and key personnel to operate its marketing businesses. Its success has depended, and continues to depend, on the efforts and talents of officers and employees who include Neal Harmon, Patrick Reilly, Jeffrey Harmon, and Jordan Harmon, the first two of whom are also directors and officers of the Company. Our ability to distribute the Picture through third-party distribution platforms and to negotiate favorable licensing terms in connection therewith may also depend on the distribution relationships of our Parent Company. Each of the aforementioned officers has marketing and distribution expertise that could not be easily replaced if Angel Studios were to lose their services, in which case we could be unable to market the Picture successfully.

Distribution Platforms rely upon computer systems the breach of which would adversely affect the Picture’s post-theatrical distribution.

If funds available to the Company from the Picture’s theatrical release are insufficient to redeem the Shares, we will need to generate Licensing Revenue from distributing the Picture on distribution platforms. Following its theatrical release, we anticipate distributing the Picture initially through the Platform, before entering into licensing agreements with third parties that also operate distribution platforms. The Platform and other distribution platforms rely extensively on computer systems for continued operation and are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If distribution platforms services fail to function properly or otherwise become unavailable, the Company may lose additional revenue that it could otherwise generate from distributing the Picture following its theatrical release.

The ability of distribution partners to distribute the Picture is dependent on the consistency of Internet laws.

The adoption or modification of laws or regulations relating to the Internet could limit or otherwise adversely affect the distribution of the Picture on distribution platforms providing video on demand and related streaming models. In addition, the continued growth and development of the market for online commerce may lead to more stringent consumer protection laws, which may impose additional burdens on us. Changes in laws or regulations that adversely affect the growth, popularity, or use of the Internet, including laws impacting net neutrality, could decrease the demand for streaming services. Within such a regulatory environment, coupled with potentially significant political and economic power of local network operators, distribution platforms may experience discriminatory or anti-competitive practices that could impede its ability to operate their streaming services. Any detriment to the functionality, use or popularity of streaming services can negatively impact the Company’s distribution of the Picture through its distribution partners.

Our Parent Company’s marketing strategies are dependent on its compliance with applicable laws.

Our Parent Company is expected to utilize data supplied by its customers to market the Picture, and the Picture’s merchandise and collectibles. Our Parent Company must comply with various international, federal, and state laws and regulations related to the handling, use and protection of data. Any actual or perceived failure to comply with data privacy laws or regulations, or related contractual or other obligations, or any perceived privacy rights violation, could result in adverse regulatory or private action that restricts our ability to market and sell merchandize.

Changes in competitive offerings for entertainment video, including the potential rapid adoption of piracy-based video offerings, could adversely impact our business of licensing and promoting the Picture.

The market for entertainment video is intensely competitive and subject to rapid change. Through new and existing distribution channels, consumers have increasing options to access entertainment video. The various economic models underlying these channels include subscription, transactional, ad-supported, and piracy-based services. All have the potential to capture meaningful segments of the entertainment video market in the future. Piracy, in particular, threatens to damage our business as virtually all its content is provided for free. Furthermore, piracy services are subject to rapid global growth. Additionally, traditional providers of entertainment video, including broadcasters and cable network operators, as well as Internet based e-commerce entertainment video providers, are increasing their Internet-based video offerings. Several of these competitors have long operating histories, large customer bases, strong brand recognition and significant financial, marketing, and other resources. New competitors may enter the market or existing providers may adjust their services with unique offerings or approaches to providing entertainment video. Companies also may enter into business combinations or alliances that strengthen their competitive positions. If we are unable to successfully compete with current and new competitors in our promotion of the Picture, our business will be adversely affected.

The Picture’s success is dependent on distributor agreements with global reach.

We intend to generate Non-Theatrical Revenue from the Picture’s international distribution, which will require us to enter into partnerships with global distributors. If we cannot establish and maintain such partnerships, the Picture may only be accessible to a limited audience, which would limit the Picture’s revenue sources. Additionally, we would be unable to generate global Non-Theatrical Revenue through secondary sources (such as advertising deals), which we could otherwise use to fund the redemption of the Shares.

Our success depends on protecting our intellectual property.

Although we believe that the Picture will not infringe on the rights of third parties, the entertainment industry is a notoriously litigious one, in which ownership and attribution claims are common. Our success will depend, in part, on our ability to protect our rights to distribute the Picture, and the producer’s rights to the intellectual property in the Picture. We and the producer will rely primarily on a combination of copyright laws and other methods to protect our respective proprietary rights in the Picture. However, we cannot assure that such measures will protect our rights in the Picture, or that third parties claim to have contributed to the intellectual property of the Firm. Additionally, we cannot assure that our competitors will not develop screenplays for films or shows otherwise similar to the Picture. Any party making such claims may argue they are owed a contribution from the Picture’s revenue or similar redress, and any associated litigation may result in a judgment or settlement that impacts our ability to distribute the Picture or generate Licensing Revenue with which to redeem the Shares.

Risks Relating to Ownership of the Shares

There are limited circumstances requiring the Company to pay the Series A Payment Amount, and Shareholders will have no right to request a redemption of the Shares.

The Company is required to pay the Series A Payment Amount only upon liquidation, dissolution, winding up, or a Deemed Liquidation Event. Otherwise, there is no mandatory redemption of the Shares and Shareholders will have no right to request the Company to redeem the Shares. Any payment of dividends and any voluntary redemption of Shares will be at the sole discretion of the Board. Therefore, Shareholders may be required to hold the Shares for a significant period until the Company pays the Series A Payment Amount, if at all.

The Company may make a Corporate Optional Redemption, and our Certificate of Designation permits a Corporate Optional Redemption to occur on a non-pro rata basis.

The Company’s Certificate of Designation permits the Company, at any time following the issuance of any Shares and in the sole discretion of the Board, to redeem some, certain, or all, of the Shares then issued and outstanding from the applicable holders (a “Corporation Optional Redemption”). Pursuant to the Certificate of Designation, a Corporation Optional Redemption does need not be consummated pro rata amongst all of the Shareholders, allowing some Shareholders to receive their Series A Repayment Amount before other Shareholders. However, the Company intends to make any Corporation Optional Redemption on a pro rata basis only, unless the Company determines to make a Corporation Optional Redemption in the order in which the Company received subscriptions from investors (i.e., on a first-come, first-repaid basis).

The Shares will not share in the profits of the Company following redemption of the Series A Payment Amount.

Upon payment of the Series A Repayment Amount, the Shares will be automatically redeemed, and investors will no longer own the Shares or other equity in the Company. Therefore, Shareholders should only expect to receive a maximum investment return of $1.20 per Share and will not share in the profits of the Company beyond the payment of the Series A Repayment Amount.

The Shares are not convertible into the Company’s Common Stock or any other Company securities, and Shareholders will have no voting rights.

The Shares are not shares of Common Stock and are not convertible into any other shares of stock of the Company. The holders of the Shares will have no voting rights, other than as required by law or for any proposed amendments to the as filed Certificate of Designations for the Shares. Shareholders will have no ability to remove our management. Accordingly, Shareholders will be relying on the judgment of the Company’s management as to the use of the net proceeds from the Offering for the purpose of marketing the Picture.

There is no public market for the Shares, and none is expected to develop.

The Shares are newly issued securities. Although under Regulation A the securities are not restricted, the Shares are still highly illiquid securities. No public market has developed nor is expected to develop for the Shares and we do not intend to list the Shares on a national securities exchange or interdealer quotational system. You should be prepared to hold your Shares as the Shares are expected to be highly illiquid investments.

The offering price may not accurately represent the current value of us or our assets at any particular time.

Our Board of Directors has determined the offering price in its sole discretion. The offering price for our Shares will not vary based on the underlying value of our assets at any time and may not be supported by the current value of our Company or our assets at any particular time.

Holders of our Shares may face significant restrictions on the resale of the Shares due to state “Blue Sky” laws or rules restricting participation by foreign citizens.

Each state has its own securities laws, often called “blue sky” laws, which impose restrictions on resales of securities. We have no plan to make any blue sky filings required for the resale of the Shares in any state requiring such filings. As such, there may be significant blue sky law restrictions on the ability of investors to sell the Shares, and investors should only invest if they are able to hold the Shares indefinitely.

You may not be able to sell your Shares at or above the offering price or at all.

You may not be able to sell your Shares at or above the initial offering price, or at all. Investors should be prepared to hold their Shares for an indefinite period, as there can be no assurance that the Shares can ever be traded or sold.

By purchasing Shares in this Offering, you are bound by the exclusive forum selection provision contained in our Bylaws.

Section 7.4 our Bylaws provides that “Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.” This provision restricts your ability to bring certain claims in a court outside of Delaware, and such restriction may discourage you from pursuing an action you may be entitled to pursue against us.

THIS PROVISION WOULD NOT APPLY TO SUITS BROUGHT TO ENFORCE A DUTY OR LIABILITY CREATED BY THE SECURITIES ACT, EXCHANGE ACT OR ANY OTHER CLAIM FOR WHICH THE U.S. FEDERAL COURTS HAVE EXCLUSIVE JURISDICTION.

By purchasing Shares in this Offering, you are bound by the fee-shifting selection provision contained in our Bylaws, which may discourage you to pursue actions against us.

Section 7.4 our Bylaws provides that “If any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 109(b) of the DGCL.” In the event you initiate or assert a claim against us in connection with our Bylaws, and we prevail against you in such action, you may be obligated to reimburse us for all reasonable costs and expenses incurred in connection with the claim, including reasonable attorney’s fees and expenses and costs of appeal. This provision may discourage you from pursuing an action you may be entitled to pursue against us.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY SHAREHOLDER OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DOES NOT APPLY TO CLAIMS BROUGHT UNDER THE SECURITIES ACT OR EXCHANGE ACT.

Risks Relating to this Offering

Non-compliance with Regulation A could result in Shareholders rescinding their investments, which would impose severe financial demands on that Company that we may not be able to meet.

Our Shares have not been registered under the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. If it is determined that we have made a material misrepresentation in this Offering Circular, or if this offering fails to qualify for exemption from registration under applicable federal and state securities laws, including pursuant to Regulation A, each investor may have the right to rescind their purchase of the Shares and to receive back from the Company their purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet. Such financial demands would also adversely affect any non-rescinding investors.

Ongoing compliance with Regulation A and reporting to the SEC could be costly.

Compliance with Regulation A could be costly and requires legal and accounting expertise. We are required to file an annual report on Form 1-K, a semi-annual report on Form 1-SA, and current reports on Form 1-U. Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A may also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations. The costs of compliance with Regulation A and other applicable securities laws will reduce the Licensing Revenue available for the Company to pay the Series A Payment Amount.

DILUTION

On November 2, 2023, we sold and issued 100 shares of our 0.00001 par value per share Common Stock to our Parent Company, in exchange for $100 at a price of $1.00 per share. We are offering the Shares of Series A Preferred Stock at a price of $1.00 per share. The Shares being offered in this Offering are not convertible into any other securities of the Company. Accordingly, there is no material disparity between the public offering price in this Offering, and the effective cash cost for any Company shares issued during the past year.

PLAN OF DISTRIBUTION

We are offering up to $5,000,000 of Shares at an offering price of $1.00 per Share in a “Tier 2” offering under Regulation A of the Securities Act. We expect to offer the Shares in this Offering until we raise the maximum amount being offered. This Offering will commence on the date this Offering is qualified by the SEC, and we expect the offering period to end up to 12 months from the date of commencement. However, we reserve the right to terminate this Offering for any reason at any time prior to the initial closing. In particular, we anticipate raising most of the funds prior to the planned theatrical release of the Picture in November 2024, and may close the Offering if we determine that we have raised proceeds sufficient to fund our business plan.

We may establish an escrow account in connection with the Offering. Upon the Company’s acceptance of a subscription, funds invested by an investor will be immediately deductible from the escrow account and available to the Company. Upon the Company’s acceptance of an investor’s subscription and receipt of the investor’s funds, the Company expects to issue Shares to such investor. There is no minimum number of Shares or dollar amount that needs to be sold as a condition of this Offering closing, and we will not be required to return any funds to you if we do not rase the maximum offering amount. Subscriptions, once received, are irrevocable by investors but can be rejected by us. We reserve the right to reject any investor’s subscription in whole or in part for any reason. For sales that are not consummated, funds will be promptly refunded without interest.

This Offering is being conducted on a “best efforts” basis through our officers and directors, which means our officers and directors will attempt to sell the Shares we are offering in this offering circular, but there is no guarantee that any minimum amount will be sold by them. This offering circular will permit our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any securities they may sell. In offering the Shares on our behalf, the officers and directors will receive no commission from the sale of such Shares, and will not register as broker-dealers by virtue of the safe harbor and exemption from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act.

Payment Agent

There is no transfer agent for our Shares. However, we may engage a third party to facilitate the transfer of funds from and to investors.

Book-Entry Records of Shares

Pursuant to Title 8, Section 158, of the Delaware Code, ownership of the Shares will be represented in “book-entry” only form directly in the name of the respective owner of the Shares and shall be recorded by the Company. No physical certificates shall be issued, nor received, by the Company or any other person.

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of our Shares outside the United States or to permit the possession or distribution of this offering circular outside the United States. Persons outside the United States who come into possession of this offering circular must inform themselves about and observe any restrictions relating to this offering of Shares and the distribution of the offering circular outside the United States.

Offering Period and Expiration Date

We expect to commence the sale of the Shares as of the date on which the Offering Statement (of which this Offering Circular is a part) is declared qualified by the SEC. The Offering is expected to expire on the first of: (i) the sale of all of the Shares offered; (ii) up to 12 months following the commencement of this Offering; or (iii) the Company’s early termination of the Offering period.

Procedures for Subscribing

After the SEC has qualified the Offering Statement, you may review a copy of the Offering Statement together with all exhibits thereto, including the Subscription Agreement, from the Company by visiting the Offering Site at https://www.angel-reg-a.com/bonhoeffer. In order to access the Subscription Agreement, you will be required to submit an email address and certain other items of information about yourself.

If, after reviewing the Subscription Agreement, you wish to proceed with an investment in this Offering, you will then have to complete the procedures for subscribing set forth in the Subscription Agreement and on the Offering Site, including executing the Subscription Agreement and following certain payment instructions.

You will be required to represent and warrant in your Subscription Agreement that (i) you are an accredited investor as defined under Rule 501 of Regulation D, (ii) your investment in the Shares does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or (iii) your investment in the Shares does not exceed 10% of your revenues or net assets (calculated as of your most recent fiscal year), whichever is greater, if you are a non-natural person. By completing and executing the Subscription Agreement, you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the Shares for your own account and not with a view or resale of distribution, and that your rights and responsibilities regarding your Shares will be governed by our charter and Bylaws, each filed as an exhibit to the Offering Circular.

After we receive your complete, executed Subscription Agreement, and after you have transferred the purchase price described in the Subscription Agreement to an account designated by the Company, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction. If we accept your subscription, we will countersign the Subscription Agreement and issue the Shares for which you have subscribed. Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request a return of your subscription funds. All accepted Subscription Agreements are irrevocable.

USE OF PROCEEDS TO ISSUER

We expect to receive gross proceeds from this Offering of up to $5,000,000. The proceeds of this Offering will be used to market the Picture, initially and primarily by engaging in ‘Prints and Advertising,’ as described in the section “Description of Business” below) marketing to promote the Picture’s theatrical release, as well as to fund the Picture’s post-theatrical marketing. Additionally, the Company will use proceeds to pay expenses incurred in connection with this Offering, including all legal and accounting/auditing fees.

If all of the Shares are sold in this Offering, we expect to receive net proceeds from this Offering of approximately $4,850,000 after deducting $150,000 in fees and expenses associated with qualification of this Offering under Regulation A, including legal, auditing, accounting, transfer agent, and other professional fees. However, we cannot guarantee that we will sell all of the Shares being offered hereunder. The following table summarizes how we anticipate using the gross proceeds of this Offering assuming the Shares are sold in this Offering, depending upon whether we sell 25%, 50%, 75%, or 100% of the Shares being offered in the Offering:

	If 25% of Shares Sold for Cash	If 50% of Shares Sold for Cash	If 75% of Shares Sold for Cash	If 100% of Shares Sold for Cash
Gross Proceeds	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Fees for Qualification of Offering under Regulation A (includes legal, auditing, accounting, payment processor, financial printer, and other professional fees as well as Regulation A sales/marketing expenses)(1)	$(150,000)	$(150,000)	$(150,000)	$(150,000)
Net Proceeds	$1,100,000	$2,350,000	$3,600,000	$4,850,000)

Our intended use of the net proceeds is as follows:
Marketing and distribution of the Picture(2)	$(1,100,000)	$(2,350,000)	(3,600,000)	(4,850,000)
Total Use of Net Proceeds	$1,250,000	$2,500,000	$3,750,000	$5,000,000

(1)	Offering expenses and fees will be paid by our Parent Company, and the Company will reimburse our Parent Company for all such expenses, up to $150,000, including $12,685 in auditing fees paid to Tanner LLC, $75,000 in legal fees paid to Michael Best & Friedrich LLP, and other fees, costs, and expenses that may be incurred in connection with this offering, including (i) escrow fees that may be incurred if we engage an escrow agent, and (ii) additional professional fees that may be incured after the date of this Preliminary Offering Circular.

(2)	All net proceeds will be used by our Parent Company to market, distribute, and otherwise exploit the Picture, including its theatrical and post-theatrical release.

DESCRIPTION OF BUSINESS

Our Company

We were formed as a Delaware corporation on November 1, 2023. On November 2, 2023, we sold and issued 100 shares of our 0.00001 par value per share Common Stock to our Parent Company, in exchange for $100. On November 3, 2023, the Company authorized and created 5,000,000 shares of Series A Preferred Stock.

The Company was formed as a wholly owned subsidiary of our Parent Company for the sole purpose of licensing and exploiting various rights relating to the upcoming film “Boenhoffer.” In particular, the Company was formed to market and distribute the Picture, including by engaging in Prints & Advertising of the Picture’s theatrical release. Our right to license, promote, and distribute the film is governed by the Distribution Agreement between our Company and the Producer, dated September 9, 2024. We will promote the Picture through our Parent Company pursuant to a Services Agreement between our Company and our Parent Company, dated September 9, 2024.

As is common with investments in the film industry, the Company was formed as a new entity to exploit licensing rights relating only to the Picture, allowing investors to back a release they anticipate being successful without exposure to the risks and losses of less successful films. We will not conduct any business activities except for activities relating to the Picture.

In many film investment deals, a film’s producers invite investors (typically institutional investors) to fund the printing, advertising, and other expenses used to market the film’s theatrical release. In return, investors are repaid a pre-negotiated return on their investment from the box office receipts of the film. Investors may be paid after payments owed to distributing movie theaters. This investment structure is commonly known as a “P&A” investment. As P&A investors generally do not take on the greater risk of funding the film’s creation, P&A investments are often regarded as ‘last money in, first money out.’

The proceeds of this Offering will be used largely to fund the prints and advertising of the Picture, and primarily its theatrical release. We expect that marketing the Picture will require significant upfront expenditures. Therefore, if we decide, after closing this Offering, that further funds are required to effectively market the Picture, we may raise additional funds from other investors, including investors in debt issued by our Company (such investors, “Additional P&A Investors” and, together with the Shareholders, “P&A Investors”). As with Shareholders, we intend to pay Additional P&A Investors 120% of their investment from Licensing Revenue (such amount, together with the Series A Payment Amount, the “P&A Payment Amount”).

Additional P&A Investors will likely have rights senior to Shareholders in connection with a dissolution or liquidation of the Company, as is typical of debt investors compared to equity investors. Additional P&A Investors may also negotiate for the Company’s licensing rights in the Picture to serve as security for the Company’s obligations to pay such Additional P&A Investors. However, we expect to pay all P&A Investors at the same time, on a pro rata basis. Therefore, although Additional P&A Investors may have some rights senior to Shareholders, the economic rights of Shareholders will be equal to Additional P&A Investors.

After the Company pays distributing theaters approximately 55-60% of the Picture’s theatrical gross box office receipts, Theatrical Revenue will first be used to pay the P&A Payment Amount. If the theatrical release fails to generate Theatrical Revenue sufficient to pay all P&A Investors the P&A Payment Amount, the Company will seek to pay P&A Investors through Non-Theatrical Revenue. In particular, following the Picture’s theatrical release, the Company anticipates distributing the Picture through a variety of distribution platforms. Initially, the Company expects to distribute the Picture through the Platform, before licensing the Picture to third-party distribution platforms. Non-Theatrical Revenue generated by the Picture’s post-theatrical release will first be used to pay Residuals. The remaining revenue will be used to pay the P&A Payment Amount, to the extent not already paid out from Theatrical Revenue. As such, although this Offering differs to P&A investments facilitated through debt offerings, this Offering is structured to afford investors the ability to be among the first-paid investors in the Picture.

The Picture

The Picture depicts the story of Dietrich Bonhoeffer, a German Lutheran pastor and theologian who led efforts against the Nazism of German Protestantism and opposed the Nazi persecution of Jews. The Picture also dramatizes Bonhoeffer’s role as a double agent within Adolf Hitler’s military intelligence organization, and his association with the failed 20 July plot to assassinate Hitler. The film follows Bonhoeffer’s story up to his arrest and interment at Flossenbürg concentration camp before his final execution in April 1945 during the fall of Germany.

The Picture was written and directed by Todd Kamarnicki, who produced the films Elf (2003) and Meet Dave (2008), and was the screenwriter for Sully (2016), Perfect Stranger (2007), and The Professor and the Madman (2019). The Picture stars German actor Jonas Dassler (Der Goldene Handschuh, (2019), Aus meiner Haut (2023)), and supporting actors August Diehl (Inglorious Basterds (2009), Allied (2016)), Moritz Bleibtreu (Munich (2005), Speed Racer (2008)), Clarke Peters (Notting Hill (1999), Whitney Houston: I Wanna Dance With Somebody (2022), John Wick (2014), Three Billboards Outside Ebbing, Missouri (2017)), and Flula Borg (The Suicide Squad (2021), Ralph Breaks The Internet (2018), Ferdinand (2017), Pitch Perfect 2 (2015), Trolls: World Tour (2021)).

We expect to release the Picture on November 22, 2024, in at least 1,200 theaters across the country. We expect the Picture to run for several weeks following release. However, the exact duration of the Picture’s run will depend on various factors, including the opening weekend box office performance, continued audience demand, marketing strategies of our Parent Company (e.g., the decision to afford streaming windows to third party streaming platforms), and the Picture’s success with viewers in each theater individually.

The Picture Market

The film market in the United States and globally has been experiencing several significant trends and changes over recent years.

There was a significant (around 80%) drop in movie ticket sales between 2019 and 2020 due to the pandemic. However, since 2020, sales have increased significantly year-on-year, and box office in 2023 was about $34 billion globally and $9 billion domestically. Of the 2023 global box office, about 27% was domestic box office, 24% was China box office, with other areas making up the remaining 50% or so. Although the 2023 box office was behind the three years pre-pandemic (by about 15% globally and 20% domestically), it increased from 2022’s box office by 30% globally (largely due to success of the China film industry) and over 20% domestically.

According to some early predictions in the first half of 2024, the 2024 box office is estimated to reach around $32.3 billion globally and $8.2 billion domestically. This would mean a decline of about 5% globally and about 11% domestically from 2023 – the first downturn since the pandemic. However, this decline is partly due to actor/writer strikes, which reduced overall production in 2023, as well as the postponement of releases that were originally scheduled for 2024, including Marvel franchise movies and other major releases like Avatar 3, Mission: Impossible – Dead Reckoning, Part 2, and Spider-man: Beyond the Spider-Verse. In the longer-term, the industry has an expected compound annual growth rate of approximately 7 – 8.5% between 2023 and 2030.

The wider growth of the movie industry has been driven in part by internet proliferation and smartphone usage, which facilitate content access on streaming platforms. Streaming services like Netflix, Amazon Prime, Disney+, and Apple TV have experienced significant growth in recent years, and strong consumer demand has contributed to a robust streaming market. Americans spend an average of 3.15 hours per day (over 21 hours per week) streaming digital media, and 99% of all U.S. households pay for at least one or more streaming services. On average, U.S. households pay for almost 3 streaming subscriptions every month, and 50% of users pay for at least one streaming service that offers content without advertisements. This consumer demand has driven growth in the size of the global video streaming market, which was valued at almost $545 billion in 2023. This figure is expected to reach around $670 billion in 2024, and over $2.48 trillion by 2032. Reflecting the growth of market size, video streaming revenue is expected to reach over $43 billion in 2024 and over $54 billion by 2027. These projections reflect the increasing monetization of streaming services, and also indicate the growing willingness of consumers to invest in digital media for entertainment and information.

The Industry’s growth is also driven by the technological advancements and innovations that continue to redefine the landscape of entertainment and media consumption. The film market is seeing an increase in the use of autonomous drones, 3D previsualization, motion capture technology, virtual production, and 4K technology. These continued technological advancements are expected to continue contributing to consumer demand for high quality media content.

As of 2023, the most popular movie genres in terms of gross box office in the U.S. are led by Action (accounting for 28% of the market share) and Adventure (27%), then Comedy (13%), Drama (10%), Horror (10%), and Thriller/Suspense (5%). Other genres like Concert/Performance and Musical hold smaller shares. These statistics highlight the continued dominance of action and adventure genres in attracting audiences. The Picture falls within the Thriller/Suspense genre.

Relationship with Producer; Distribution Agreement

On September 9, 2024, we entered into a Distribution Agreement with the Producer, agreeing to market, distribute, and otherwise explouit the Picture. The term of the Distribution Agreement is perpetual from its effective date, and may be terminated at any time by either party upon notice to the non-termination party.

Theatrical Release

The Company has agreed to use commercially reasonable efforts to facilitate release of the Picture in the 2024 fall or winter holiday season in a minimum of twelve hundred (1,200) screens, including screens in the top 20 markets in the United States. Additionally, the Company is required to facilitate release of the Picture in theaters in at least Europe (including the United Kingdom, Germany, France, Italy, Belgium, Ireland, and Spain), Japan, South Korea, Australia, Latin America, and India.

If the Picture is accepted to the Berlin Film Festival, its screening at the festival may be the Picture’s theatrical world premiere. If the Picture is not accepted to the Berlin Film Festival, the Company is required to host a premiere in New York or Los Angeles.

Post-Theatrical Exploitation

The Company has also agreed to exploit the Picture in the post-theatrical period by distributing the Picture on the Platform, followed by distribution through third-party distribution platforms and streaming services. The Company will also manufacture, market, and sell merchandize (including digital collectibles) derived from the Picture.

Marketing Cap; Payment of Permitted Distribution & Marketing Expenses

Without the consent of the Producer, the Company may only incur theatrical marketing expenses of the greater of $6,000,000 or 25% of the projected box office gross of the Picture.

The Company will use Theatrical Revenue to pay the P&A Payment Amount (which is a permitted marketing expense under the Distribution Agreement) before paying any other permitted expenses. Additionally, the Company may only incur post-theatrical marketing expenses of 25% of the gross licensing revenue generated by the Company’s exploitation of the Picture in the post-theatrical period. The Company will use Non-Theatrical Revenue to pay Residuals and the P&A Payment Amount, and to pay any other permitted expenses.

Revenue Split

After the payment of permitted distribution and marketing expenses, 66.67% of Licensing Revenue will be retained by the Producer and 33.33% will be retained by the Company. The Company will pay the Producer’s share of Licensing Revenue on a quarterly basis.

Branding

The Picture will be identified as an “Angel Original,” or by a similar identifying label provided by the Company or our Parent Company. The Company will also receive up to two executive producer credits and one logo credit on the Picture, which credits the Company intends to assign to our Parent Company.

Derivative Productions

If the Producer is attached to any derivative production of the Picture (other than stage play or musical productions) in a production capacity, the Company will have the right to market and distribute such production on substantially the same terms as provided in the Distribution Agreement. Investments in any such productions will be separate from this investment and Shareholders will not have any rights in connection therewith.

Marketing the Picture; Prints and Advertising

On September 9, 2024, we entered into a Services Agreement with our Parent Company, pursuant to which our Parent Company agreed to perform various services that we agreed to provide to Producer under the Distribution Agreement, including all P&A of the Picture. We will direct net proceeds from this Offering to our Parent Company for its use in performing such services, particularly the marketing of the Picture’s theatrical release.

We expect our Parent Company to market the Picture through proprietary marketing strategies, which may include the tailored use of billboards, trailers in theaters, advertisements on the Platform aimed at the Platform’s established user base, advertising through social media accounts of ‘influencers,’ and targeted advertising using social media websites. Our Parent Company has previously provided marketing services in connection with the following films:

His Only Son. The domestic wide release of His Only Son was March 31, 2023. The film was screened in over 1,920 theaters at its opening.

Sound of Freedom. The domestic wide release of Sound of Freedom was July 4, 2023. The film was screened in over 2,950 theaters at its opening.

After Death. The domestic wide release of After Death was October 27, 2023. The film was screened in over 2,645 theaters at its opening.

The Shift. The domestic wide release of The Shift was December 1, 2023. The film was screened in over 2,450 theaters at its opening.

Cabrini. The domestic wide release of Cabrini was March 8, 2024. The film was screened in over 2,450 theaters at its opening.

Our Parent Company will pay Licensing Revenue to the Company. Either we or our Parent Company will pay the P&A Payment Amount and other permitted distribution and marketing expenses. We will then split the remaining Licensing Revenue with the Producer.

As compensation for its services, our Parent Company will receive the right to distribute the Picture on the Platform. Additionally, after the deduction of certain costs and expenses relating to our Parent Company’s membership-based service (the “Guild”), our Parent Company will receive 50% of Guild revenue attributable to the distribution of the Picture on the Platform. Guild revenue attributable to the Picture will be based on a pro rata viewing time algorithm applied uniformly with other pictures/titles on the Platform.

Revenue Streams

Theatrical Release of the Picture

We expect a primary portion of our revenues will be derived from ticket sales in connection with the Picture’s theatrical release. We anticipate distributing the Picture through at least 1,200 movie theaters, owned/operated by a variety of movie theater companies and franchises, such as AMC, Regal, and Cinemark. Additionally, as the Picture has a German-oriented plot and features German actors, we will also release the Picture in German theaters, in addition to other theaters in Europe.

The terms of our agreements with a theater’s distribution of the Picture vary, but theaters are generally obligated to screen a film for its opening weekend. Theaters may also choose to screen the Picture for longer depending on their expectation of the Picture’s continued generation of box office receipts. We expect to retain 40-45% of the box office receipts generated from the Picture’s theatrical release, with the remaining 55-60% paid to the movie theaters from the release date onwards. The goal is to then repay all Shareholders the Series A Payment Amount with the proceeds received from the box office receipts by the Company.

Theater tickets may be sold by movie theaters online at the theater’s website and in person at the theater. Our Parent Company will also sell tickets through the Platform. Additionally, members of the Guild may receive two free tickets to the Picture as part of their subscription benefits. If Guild members redeem their tickets, our Parent Company will direct funds equal to the value of those tickets to comprise part of the Theatrical Revenue.

Post-Theatrical Distribution of the Picture

The other primary portion of our revenue will be derived from the Picture’s distribution through distribution platforms offering “video on demand” and similar streaming services. Following theatrical release of the Picture, we will initially distribute the Picture exclusively on the Platform to members of the Guild. The Platform’s general users will be able to view the Picture at a later date for free, as part of a wider Platform release. Distribution of the Picture on the Platform will be governed by the Services Agreement between the Company and our Parent Company. Pursuant to the Services Agreement, we anticipate that revenue generated by the Guild and attributable to the Picture will generally be calculated based on the pro rata viewing time of the Picture compared to other content on the Platform. The revenue generated from Guild membership fees attributable to the Picture will be split evenly between the Company and our Parent Company, after the deduction of various Guild-related operating and marketing costs/expenses. A portion of Guild revenue may be used to pay the P&A Payment Amount, but the Producer has the right to receive 100% of the Company’s share of Guild revenue.

After the Picture’s limited distribution through the Platform, the Company anticipates distributing the Picture through a range of global distribution platforms and networks. The terms of our licensing agreements with each distribution platform will be determined following the Picture’s initial theatrical release, and we expect to receive more favorable pricing and terms if the Picture’s theatrical release is successful. The revenue generated from licensing agreements with distribution platforms that offer on-demand streaming service may be linked to the Picture’s viewership on that streaming service’s platform.

The following films followed a similar pattern of initial marketing by our Parent Company, followed by distribution on the Platform, and then distribution through third-party distribution platforms:

His Only Son. The film was distributed on the Angel Studios Platform in May 2023. The film was later distributed through Vudu.

Sound of Freedom. The film was distributed on the Angel Studios Platform in November 2023. The film was later distributed through Amazon, iTunes, and Vudu.

After Death. The film was distributed on the Angel Studios Platform in January 2024. The film was later distributed through Amazon, iTunes, and Vudu.

The Shift. The film was distributed on the Angel Studios Platform in February 2024. The film was later distributed through iTunes and Vudu.

Pay-It-Forward Revenue

Our Parent Company uses a “Pay-it-Forward” technology that allows people, including individuals who have viewed the Picture, to pay for theater tickets on behalf of other members of the public – in particular, for viewers who would not otherwise watch the film at a theater. Individuals participating in the Pay-It-Forward program can purchase the tickets through the Angel Studios application or the Angel Studios website. If the funds contributed through the Pay-It-Forward program exceed the total cost of the theater tickets purchased from such funds, the Company will receive such excess funds as revenue. We anticipate that the revenue generated from this revenue stream will be low compared to other revenue streams discussed herein.

Similar to the theatrical release Pay-It-Forward model, our Parent Company also uses a Pay-it-Forward model on the Platform. Access to the Platform is free, and most content on the Platform is free. Contributors can make one-time or monthly payments of varying amounts to support our Parent Company’s provision of free content to general users. In general, contributors participate in the Pay-It-Forward model to fund the continued distribution of specific films or television shows. Revenue derived from Pay-It-Forward will constitute part of our Licensing Revenue.

Additional Licensing Revenue From Angel Studios, Inc.

We expect to receive Licensing Revenue from exploiting the Picture through various sub-licensing arrangements, social media licensing, and sales of Picture-related merchandise and digital collectibles relating to the Picture.

Competition

We compete with other companies that promote and license films similar to the Picture. In the film industry, competition in the licensing and promotion sector is intense, with several prominent companies leading the market, such as major studios like Village Roadshow Pictures, Pixar Animation Studios, Relativity Media, Amblin Entertainment, DreamWorks Animation LLC, Access Industries, Legendary Pictures Productions, and New Line Cinema. Each of these companies generates billions of dollars in global box office sales, leveraging diverse portfolios and partnerships with distribution platforms like Netflix, Amazon Prime, and Disney+. Therefore, even when a film has low ratings or does not perform comparatively well at the box office, the film may still generate revenue through streaming platforms due to existing relationships with streaming platforms.

Additionally, major studios have widespread brand recognition and production and marketing budgets far greater than the Company or Angel Studios will have at their disposal. With greater production budgets, other studios can cast household name directors and actors/actresses, which typically draw greater audience size. In particular, major studios are scheduled to release films in the crowded Thanksgiving holiday season, including films like Gladiator II, Wicked, and Moana 2. The films are currently set for release on the same day or in the week following the Picture’s expected release, which may reduce viewership of the Picture and/or limit the Company’s ability to add cinema screens for the Picture’s theatrical release. These films have household-name directors and cast members. By contrast, the Picture does not have ‘A-list’ talent in any of the primary roles. Additionally, distributors of these competing movies can spend more on marketing (including P&A) than the Company, which increases the likelihood of a larger audience size.

The Picture will also compete with other films scheduled for release at or around the same time as the Picture, including, for example:

•	Conclave (expected October 25, 2024), one of the only Thriller/Suspense films with an anticipated release date close in time to the Picture.
•	Here (expected November 1, 2024), which features historical and dramatic themes.
•	THE CARPENTER (expected November 1, 2024), a drama featuring a fighter in the time of Christ.
•	SMALL THINGS LIKE THESE (expected November 8, 2024), a histrocial drama with religious themes and a focus on abuse in an Irish convent.
•	Patterns of Evidence: The Israel Dilemma: Ancient Prophecies (expected November 13, 2024), a religious documentary exploring the people of Israel’s ancient connection to the Holy Land.
•	FLOW (expected November 22, 2024), an animated film following a cat.
•	THE SEED OF the SACRED FLAG (expected November 27, 24), a drama set in the context of the oppressive Iranian regime.
•	The Return (expected December 6, 2024), a retelling of Homer’s Odyssey.

We intend to compete with production companies and other releases in several ways. First, we believe that the Picture offers a different viewing experience to other films released around the same time, such as Moana 2 (an animated children’s musical), Wicked (also a musical), FLOW (an animated movie about a cat), and Gladiator II (a historical drama that we believe will be viewed by many consumers who liked Gladiator (2002), which, unlike the Picture, featured significant portions of violent footage unappealing to many ages and viewers). Likewise, other potentially competing movies either do not have religious themes, are more action-focused, are not set in a historical period like World War II, and/or are not based on historical events.

Second, the Picture is a high-quality production attractive to viewers interested in the Thriller/Suspense films, and films with World War II and religious, moral, or ethical themes. Although Thriller/Suspense films only had a 5% market share in 2023, and films with religious elements generally attract smaller total audiences than other genres, the Picture should face less inter-genre competition in theaters because fewer Thriller/Suspense films, and particularly ones with religious themes, are released in theaters.

Third, we anticipate that competitive releases will be sufficiently far apart to avoid being overly competitive with the Picture. As such, we expect theater traffic will be sufficient for the Picture to sell tickets despite the success of other releases at or around the same time.

Fourth, because of delayed production in 2023, we believe that competition has generally decreased for 2024, providing an opportunity for non-Hollywood titles and alternative productions, as was the case with Taylor Swift: The Eras Tour, The Boy and the Heron, and Godzilla Minus One. The Picture may have a higher chance of success because of the decreased competition from major Hollywood productions.

Additionally, movie theaters may be incentivized to keep the Picture in theater for longer than they would be with other productions. Movie theaters are frequently not entitled to retain any box office sales of a film until after the film has been screened for weeks or even months, after which movie theaters keep around 50% of the box office receipts. Our Parent Company has previously permitted movie theaters to retain 55-60% of the box office receipts of a film from the release date onwards. We expect movie theaters to retain a similar portion of box office receipts generated by the Picture, with the remaining 40-45% constituting our Theatrical Revenue. Depending on the initial success of the Picture, theaters may be incentivized to continue screening the Picture longer than an equally successful film distributed by a different company, since they will retain a greater portion of receipts than they will from the sale of tickets to other films.

Finally, because the Platform only distributes content aligning with our Parent Company’s vision of promoting media that “amplifies light,” the content preferences of Platform users are already aligned with Picture. Additionally, content is only distributed on the Platform if it is first greenlit by a vote of Guild members. As such, the Platform’s viewer base provides a ready audience to view the Picture.

Employees

We have no full-time employees and no part-time employees. All of our day-to-day operations are administered by our Parent Company, Angel Studios.

Legal Proceedings

We are not currently a party, as plaintiff or defendant, nor are we aware of any threatened or pending legal proceedings, that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Executive Offices

Our corporate headquarters are located at 295 W Center St., Provo, Utah 84601, which we are allowed to use by our Parent Company for no charge. We believe that this facility is adequate for our current and near-term future needs.

Public Market

Although the Shares will not be restricted because they are offered pursuant to Regulation A, the Shares are still highly illiquid securities. No public market has developed nor is expected to develop for the Shares, and we do not intend to list the Shares on a national securities exchange or interdealer quotational system or alternative trading system. As the Shares are highly illiquid investments, investors should be prepared to hold the Shares indefinitely.

Government Regulation

Government regulations in the film industry, particularly concerning the licensing and promotion of films, encompass a range of areas including copyright laws, distribution regulations, advertising standards, and content classification systems. Copyright laws protect the intellectual property rights of creators, while distribution regulations govern how films can be shared and sold. Advertising standards ensure that film promotions are truthful and not misleading. Content classification systems, like the MPAA rating in the United States, categorize films based on suitability for different audiences. These regulations aim to balance the interests of creators, distributors, and the public.

In addition to these regulations, the film industry must also navigate a complex web of international laws when distributing films globally. This includes adhering to different copyright standards, respecting cultural sensitivities, and complying with varying content restrictions imposed by different countries. The promotion of films internationally also requires careful consideration of diverse marketing laws and cultural norms, ensuring that advertising content is appropriately tailored and compliant with local regulations in each market. These layers of regulation add complexity to film licensing and promotion, requiring producers and distributors to be vigilant and adaptable in their global strategies.

DESCRIPTION OF PROPERTIES

As of the date of this offering circular we do not own or lease any real property. Our corporate headquarters are located at 295 W Center St., Provo, Utah 84601, where we are allowed to operate by our Parent Company for no charge. We believe that this facility is adequate for our current and near-term future needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this offering circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this offering circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Formation

We were formed as a Delaware corporation on November 1, 2023. On November 2, 2023, we sold and issued 100 shares of our 0.00001 par value per share of Common Stock to our Parent Company, in exchange for $100. On November 3, 2023, the Company authorized and created 5,000,000 shares of Series A Preferred Stock.

The Company was formed for the sole purpose to license, promote and distribute the Picture. The Company is seeking to raise funds in this Offering in order to accomplish this purpose, particularly by funding our P&A marketing efforts and our theatrical and post-theatrical distribution of the Picture. We will not conduct any business activities except for activities relating to the Picture.

Plan of Operations

We are a newly organized company and since inception have worked on organizational and development matters. We have not generated any revenues and we are dependent on the proceeds from this Offering and the services of our Parent Company to implement our business model. See “Certain Relationships and Related Party Transactions” for more information.

For the twelve months following the commencement of the Offering, we will seek to sell our Shares and invest the proceeds in (i) promoting the Picture, and (ii) distributing the Picture in accordance with our business model.

In order to operate our Company for 12 months, we estimate that we will require $4,850,000 in funds – the minimum amount we are required to spend on a P&A campaign pursuant to the Distribution Agreement. The source of such funds is anticipated to be up to 100% of the net proceeds from our sales of Shares in this Offering. If we fail to generate $4,850,000 from our sales of Shares, we expect to raise the required funding from additional investors outside this Offering, and may need to renegotiate the minimum P&A spend with the Producer.

Specific Plan of Operations and Milestones

Our plan of operations over the next 12-month period is as follows, assuming the sale of 25%, 50%, 75% and 100% of Shares in this offering, and does not include offering expenses of this offering of $150,000.00:

	If 25% of Shares Sold for Cash	If 50% of Shares Sold for Cash	If 75% of Shares Sold for Cash	If 100% of Shares Sold for Cash
Gross Proceeds	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Licensing, Promotion, and Distribution of the Picture	$(1,250,000)	(2,500,000)	(3,750,000)	(5,000,000)
Total Use of Net Proceeds	$1,250,000	$2,500,000	$3,750,000	$5,000,0000

During the next 12 months, we intend to, among other things, have the 1-A declared qualified and start receiving net proceeds from this Offering and pay the expenses of this offering with the net proceeds of this offering.

For the next 12 months, we plan to:

1.      Promote the Picture. We intend to promote the Picture by engaging our Parent Company to conduct a Prints and Advertising campaign, using various media (including billboards, online advertisements, and advertising segments on the Platform) to encourage members of the public to purchase tickets to the Picture. We estimate that our Parent Company will spend at least $4,850,000 on the P&A campaign, and up to 25% of the projected gross box office of the Picture (which projection shall be made at a future date).

2.      Distribute the Picture in Theaters. We intend to distribute the Picture in at least 1,200 theaters in at least 20 markets. The distributing movie theaters will receive 55-60% of all box office receipts; the specific percentage will be negotiated with each distributing theater company prior to the Picture’s release.

3.      Distribute the Picture on the Platform. We intend to distribute the Picture on the Platform. We estimate the costs of this to be nominal, since we expect to receive payments from our Parent Company for its right to distribute the Picture on the Platform. We may also receive payments from the Platform’s Pay-It-Forward model. The costs of operating the Platform and the Pay-it-Forward will be borne by our Parent Company, not the Company.

4.      Distribute the Picture through Third-Party Distribution Platforms. We intend to distribute the Picture to third-party distribution platforms, including those with on-demand streaming platform. We anticipate the cost of this to be minimal, as we expect such third-party distributors to pay us for their right to distribute the Picture.

5.      Sell Merchandize and Picture-related Digital Collectibles. We intend to sell Picture-related merchandize and Picture-related digital collectibles. We estimate the cost of this to be minimal.

Until sufficient proceeds have been received by us from the sale of Shares in this Offering, we will have no assurances that we will be successful in raising proceeds in this Offering. If we do not raise sufficient funds in this Offering, we may not be able to implement our business plan, or may have to cease operations altogether.

Results of Operations

As of December 31, 2023, the Company had not commenced operations. For the period from November 1, 2023 (inception) to the period ended December 31, 2023, our total revenues from operations were $0. Operating costs for the same period were $5.00.

As of June 30, 2024, the Company had not commenced operations. For the period from January 1, 2024 to the period ended June 30, 2024, our total revenues from operations were $0. Operating costs for the same period were $50.

Liquidity and capital resources

As of December 31, 2023, we had cash on hand of $95. As of June 30, 2024, we had cash on hand of $45. We do not have any external sources of capital.

Potential future sources of capital include secured or unsecured financings from additional investors and/or lenders, including financial institutions. Note that, currently, we have not identified any additional source of financing, other than the proceeds from our Offering, and there is no assurance that such sources of financing will be available on favorable terms or at all. If we do not raise sufficient funds in this Offering, we may not be able to implement our business plan, or may have to cease operations altogether.

Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of December 31, 2023 and June 30, 2024.

Income Taxes

As of December 31, 2023 and June 30, 2024, we had no federal and state income tax expense.

Off-Balance Sheet and Other Arrangements

As of December 31, 2023 and June 30, 2024, we did not have any material off-balance sheet arrangements.

Significant Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are fully described in Note 1 to our audited financial statements appearing elsewhere in this offering circular, and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our financial statements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal. Our officers are appointed by our Board and will serve in such capacity until his or her successor is appointed or until his or her death, resignation or removal. Our Board has no nominating, audit or compensation committees.

Set forth below is certain information concerning the directors and executive officers of the Company.

Name(1)	Age	Position	Term of Office	Approximate hours per week(2)
Neal Harmon	46	Chief Executive Officer; Director	November 2023 – November 2024	1

Patrick Reilly	43	Chief Financial Officer; Director	November 2023 – November 2024	1

Ray Willardson	42	Vice President of Finance; Secretary; Director	November 2023 – November 2024	1

(1)	The Company has no significant employees and no executive officers or directors except as provided in this table.

(2)	Each of the directors and officers listed are employed full-time by our Parent Company.

Biographies

Neal Harmon. Neal has served as our Chief Executive Officer of the Company since November 2, 2023. Neal has also served as the Chief Executive Officer of our Parent Company, Angel Studios since 2013, and a member of Harmon Ventures LLC, a Utah limited liability company, our Parent Company’s largest stockholder. He is also a managing member of Harmon Brothers, LLC, a Utah limited liability company, a marketing agency he co-founded with his brothers. Neal worked for Orabrush, Inc. from 2009 to 2013, a company he co-founded, where he served in such capacities as Chief Operating Officer and as a member of the board. Since 2005, Neal has also worked for the Neal S Harmon Company, a Utah corporation, as a consultant, entrepreneur and investor, engaging in various activities such as designing and creating a trucking logistics dashboard, to connect shippers and private fleets. Neal received his master’s degree from Brigham Young University in Instructional Psychology and Technology in 2002, and his undergraduate degree from Brigham Young University in American Studies in 2001.

Patrick Reilly. Patrick has served as our Chief Financial Officer since November 2, 2023. Patrick began providing consulting services to our Parent Company, Angel Studios, in March 2014 and joined Angel Studios as the Director of Finance in February 2016. Patrick is a seasoned veteran of tech startups. Prior to joining us, Patrick served as the Financial Controller at Moki Mobility, Inc. a computer software company, from 2013 to February 2016, where he was responsible for all finance and accounting duties. From 2009 to 2013, Patrick was the Vice President of Finance and Financial Controller at Allegiance, Inc. (now Maritz CX), where he was responsible for all finance and accounting duties of the company. Patrick graduated from the University of Utah with his M.B.A in 2020 and holds a B.S. in Business Administration from Utah Valley University.

Ray Willardson. Ray has served as our Vice President of Finance and Secretary since November 2, 2023. Ray has also served as the Vice President of Finance for our Parent Company since 2021, where he oversees all aspects of accounting, as well as portions of the finance, treasury, and strategic direction for the business. Prior to working at our Parent Company, Ray served as the Director of Reporting (from 2015 to 2020) and Vice President of Accounting (from 2020 to 2021) at sPower, a renewable energy company, where he oversaw all accounting matters for over 200 entities and a consolidated balance sheet of over $2 billion. Ray has extensive experience in finance and accounting.  He is a CPA, has 5 years of Big 4 auditing experience, and has excelled while working for large public companies and small start-ups. Ray graduated from Brigham Young University with a dual degree of B.S. in Accounting and MAcc in 2008.

Family Relationships

There are no family relationships among the executive officers or the directors of the Company. A number of shareholders of our Parent Company are members of the Harmon family. One of our directors, Neal Harmon, is also a member of the Harmon family and the CEO of our Parent Company. Neal Harmon’s brothers, Jeffrey Harmon and Jordan Harmon, are Chief Content Officer and President of our Parent Company, respectively. Daniel Harmon, in addition to other members of the Harmon family already mentioned, are members of the Harmon Brothers, LLC, an advertising and marketing company that we anticipate will provide advertising services to our Parent Company in connection with the Picture.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Company was incorporated on November 1, 2023. The Company has not yet paid its directors and officers Neal Harmon, Patrick Reilly and Ray Willardson (our “named executive officers”) any cash or other form of compensation from November 1, 2023 (inception) to date. Therefore, we have excluded a Summary Compensation Table for the period from November 1, 2023 (inception) to December 31, 2023, for the named executive officers.

The Company has no intention of compensating the named executive officers. We expect the named executive officers will be compensated only by the Parent Company in connection with their services to the Parent Company. There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

SECURITY OWNERSHIP OF

MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information about the current beneficial ownership of the Company at September 27, 2024 and the estimated beneficial ownership of the Company’s at after the Offering for:

•	Each person known to us to be the beneficial owner of more than 10% of the Company’s voting securities ;

•	Each director and executive officer who beneficially owns more than 10% of the Company’s voting securities; and

•	All of the executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of Angel Studios 001, Inc., 295 W Center St., Provo, Utah 84601. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 100 shares of our common stock outstanding as of September 27, 2024. The Company authorized and created 5,000,000 shares of Series A Preferred Stock, none of which are issued and outstanding.

The Company has not issued any options, convertible notes, or restricted stock units to include in its calculation of the beneficial ownership information below.

	Common Stock Shares Beneficially Owned Prior to this Offering		Common Stock Shares Beneficially Owned After this Offering(5)
Name of Beneficial Owner	Number	Percent	Number	Percent
Directors and Named Executive Officers:

Neal Harmon, Chief Executive Officer	0	0	0	0

Patrick Reilly, Chief Financial Officer and Director	0	0	0	0

Ray Willardson, Vice President of Finance, Secretary, and Director	0	0	0	0

All named executive officers and members of the Board of Directors as a group (3 persons)	0	0	0	0

10% holders:
Angel Studios, Inc.(1)	100	100%	100	100%

(1)	The Board of Directors of Angel Studios, Inc. has voting and dispositive control of the Company’s common stock held by Angel Studios, Inc. Because any action of Angel Studios, Inc. requires the vote of a majority of the Board of Angel Studios, Inc., no single member has voting or dispositive control.

INTEREST OF MANAGEMENT AND
OTHERS IN CERTAIN TRANSACTIONS

The following is a description of each transaction since November 1, 2023 (inception of the Company) and each currently proposed transaction in which:

•	We have been or will be a participant;

•	The amount involved exceeds the lesser of $120,000 or one percent of the average of the smaller reporting company’s total assets at year end for the last two completed fiscal years; and

•	Any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

The following also describes certain other transactions of the Company in which our officers and/or directors have a direct or indirect interest.

Share Issuance to Parent Company

On November 2, 2023, we sold and issued 100 shares of our 0.00001 par value per share common stock to our Parent Company, in exchange for $100. All of our officers and directors are also officers and/or directors of our Parent Company. Additionally, Neal Harmon and his brothers, Jordan Harmon and Jeffrey Harmon, are shareholders of our Parent Company. Patrick Reilly is also a shareholder of our Parent Company. Neal Harmon’s brother, Daniel Harmon, is an owner of the Harmon Brothers, LLC, the advertising agency used by our Parent Company to promote the Picture.

Services Agreement with Parent Company; Platform Ownership and Operation

As noted previously, we have entered into a Services Agreement with our Parent Company, pursuant to which our Parent Company agreed to provide marketing services in connection with the Picture on behalf of the Company. We will also distribute the Picture through the Platform owned and operated by our Parent Company. For a more detailed description of the Services Agreement, please see the section titled “Description of Business – Revenue Streams.” All of our officers and directors authorizing execution of the Services Agreement and use of the Platform for distribution are also officers and/or directors and shareholders of our Parent Company.

Officers and directors of the Company will have other business interests and obligations to other entities.

The Company and/or its respective affiliates, shareholders, members, partners, managers, directors, officers and employees will devote as much time to our affairs as is reasonably required in the judgment of the Company as applicable. Such affiliates, shareholders, members, partners, managers, directors, officers and employees will not be precluded from engaging directly or indirectly in any other business or other activity, including the same type of business as conducted by the Company.

None of the officers and directors of the Company will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not otherwise breach their agreements with the Company. We are dependent on these persons to successfully operate the Company. Their other business interests and activities could divert time and attention from operating the Company.

DESCRIPTION OF SHARES

The Company has authorized 1,000 shares of Common Stock, par value $0.00001 per share. There are currently 100 shares of Common Stock issued and outstanding. The Company has authorized 5,000,000 shares of preferred stock, and on November 3, 2023, the Company authorized and created 5,000,000 Shares of Series A Preferred Stock, with a par value $0.00001 per Share. We are offering up to 5,000,000 Shares at an offering price of $1.00 per share. There are no Shares issued and outstanding at this time.

Common Stock

Holders of the Company’s Common Stock are entitled to one (1) vote for each share on all matters submitted to a stockholder vote. The Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. Holders of the Company’s Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Preferred Stock

The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock are as follows:

Number and Stated Value. The number of authorized shares of Series A Stock is 5,000,000 shares. Each share of Series A Stock has a Stated Value of $1.20. The Stated Value, to the extent unpaid and as existing at any time, is referred to as the “Series A Payment Amount.”

Corporation Optional Redemption. At any time following the date of the issuance of any shares of Series A Stock, the Company may elect, in the sole discretion of the Board, to redeem some, certain, or all, of the Shares then issued and outstanding. Shareholders have no right to request or demand a Corporation Optional Redemption. To the extent the Company determines to make any such Corporation Optional Redemption, it intends to do so on a pro rata basis only. However, the Company’s Certificate of Designation does not require the a Corporation Optional Redemption to be consummated pro rata amongst all of the Series A holders, and the Company may conduct such a redemption in order in which the Company received subscriptions from investors (i.e., on a first-come, first-repaid basis). A Corporation Optional Redemption will be consummated at a redemption price equal to the then applicable Series A Payment Amount with respect to the shares of Series A Stock then being redeemed.

Dividends. The Company at the discretion of its Board of Directors, may issue dividend payments to Series A Stockholders if it deems sufficient funds are available. However, Shareholders have no right to request or demand a dividend. If the Company pays a dividend, each dividend payment would be determined in amount and timing by the Company’s Board. Dividends would be distributed equally among all outstanding Series A shares. Dividend payments will reduce the Series A Payment Amount until Series A Stockholders have received a full $1.20 payment per Share, at which point the Shares will be automatically redeemed.

Liquidation Payment. If the Company liquidates, dissolves, or winds up, or if a Deemed Liquidation Event occurs, Shareholders of Series A Stock are entitled to receive distributions before common stockholders. This payment per share will be equivalent to the then-applicable Series A Payment Amount. If the Company’s available assets are insufficient to fully pay the Series A Payment Amount, Series A Stockholders will proportionally share in the distribution of available assets based on their respective shares. A “Deemed Liquidation Event” means a merger or consolidation where the Company issues new capital stock (unless the current stockholders maintain majority control post-transaction), or the sale, lease, transfer, exclusive license, or other disposition of all or substantially all assets of the Company and its subsidiaries, or the sale of subsidiaries holding these assets, except for transactions within wholly owned subsidiaries. This definition is subject to change based on a majority vote by Shareholders.

Deemed Redemption. When the Company has fully paid the Series A Payment Amount, whether by payment of dividends or a liquidation payment, all of the shares of Series A Stock will be deemed automatically redeemed and constitute authorized and unissued shares of Series A Stock.

No Payments on Other Shares. Until the Series A Payment Amount has been paid in full and therefore the Series A Stock has been redeemed, the Company will not pay any dividends or make any distributions to any of the other classes of stock of the Company, except as other may be required by applicable law.

Voting Rights. The holders of the Series A shares will have no voting rights other than as required by law or for any proposed amendments to the as filed Certificate of Designations for the Series A shares.

No Participation. The Series A Stock will not participate in any payments to be paid to the Common Stock or on any other payments on any other shares of stock of the Company.

No Conversion. The Series A Stock will not be convertible into any other shares of stock of the Company.

Amendment and Protective Provisions. The Company may not amend or repeal the Series A Stock Certificate of Designations in any manner that would be material and adverse to the Series A holders without the prior written consent of Series A Holders holding a majority of the Series A Stock then issued and outstanding, in which vote each share of Series A Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Series A Holders, and any such act or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect.

Exclusive Forum Provisions

Section 7.4 our Bylaws provides that “Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.”

THIS PROVISION WOULD NOT APPLY TO SUITS BROUGHT TO ENFORCE A DUTY OR LIABILITY CREATED BY THE SECURITIES ACT, THE EXCHANGE ACT, OR ANY OTHER CLAIM FOR WHICH THE U.S. FEDERAL COURTS HAVE EXCLUSIVE JURISDICTION.

This choice of forum provision may limit the ability of a Shareholder to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our Bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Fee Shifting Provision

Section 7.4 our Bylaws provides that “If any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 109(b) of the DGCL.”

In the event you initiate or assert a claims against us, in accordance with Section 7 of our Bylaws, and you do not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF THE SHARES OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders

Our bylaws provide that a special meeting of our stockholders other than a special meeting for the election of directors, may be called only by the Board of Directors.

No Classified Board of Directors

Our Board of Directors is not currently divided into classes, and each director is elected to a one-year term, and therefore all directors will be subject to reelection at each annual meeting of stockholders. Each director’s term will continue until the election and qualification of the director’s successor, or the director’s earlier death, resignation or removal.

Removal of Directors

Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote, at a special meeting of the stockholders called for that purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the majority affirmative vote of the holders of all of the voting power of the issued and outstanding stock entitled to vote.

Payment Agent; Uncertificated Stock

The Company will not use any transfer agent in connection with this Offering. The Company will use a third-party payment processor to facilitate the transfer of funds to and from Shareholders. Information about transfer of funds is available on the Offering Site. All shares of the Company are uncertificated.

Shares Eligible for Future Sale

Prior to this Offering, there has been no public market for our Shares, and we do not intend to seek to establish one. Prior to the Offering, there are no Shares issued and outstanding. Upon closing of this Offering, if it is fully subscribed, 5,000,000 Shares will be issued and outstanding. Prior to this Offering, and after this Offering, 100 shares of our Common Stock are, and will be, issued and outstanding. Other than the Shares sold in this Offering, there are no shares of Series A Preferred Stock eligible for future sale.

Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director, parent company, or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any Shares.

Tax Treatment

Shareholders will receive income upon the Company’s redemption of the Shares. At the end of the calendar year, investors will receive such tax forms as the Company is required to provide in accordance with the U.S. Tax Code, which forms will need to be filed by investors pursuant to such Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

There is no established public market for our Shares, and we do not intend to list our Shares on any exchange or trading platform. Transfer of our Shares may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue sky laws of any state, the holders of such Shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Shares for an indefinite period of time.

We currently do not intend to and may not be able to qualify securities for resale in states which require the Shares to be qualified before they can be resold by holders of Shares.

EXPERTS

Our balance sheet as of December 31, 2023 and the related statements of operations, shareholder’s equity and cash flows for the period from November 1, 2023 (inception) through December 31, 2023, included in this offering circular have been audited by Tanner LLC, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters regarding the securities being offered by this Offering Circular will be passed upon for us by Michael Best & Friedrich, LLP, Salt Lake City, Utah. We have received an opinion from Michael Best & Friedrich, LLP, Salt Lake City, Utah, regarding the validity of the Shares to be offered pursuant to Delaware law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Series A shares offered by this offering circular. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. Statements contained in this offering circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We also maintain the Offering Side at https://www.angel-reg-a.com/bonhoeffer. After the completion of this Offering, you may access these materials at the Offering Site free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this offering circular and the inclusion of our website address in this offering circular is an inactive textual reference only.

After the completion of this Tier 2, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; and current reports with the SEC on Form 1-U. These reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. If and when we decide to and are no longer obligated to file and provide reports pursuant to the requirements of Regulation A, including when we have redeemed the Shares, we will file a Form 1-Z to discontinue our reporting obligations under Regulation A.

Angel Studios 001, Inc.

Best Efforts Offering of

$5,000,000 Maximum Offering Amount (5,000,000 Shares of Series A Preferred Stock)

OFFERING CIRCULAR

PART III – EXHIBITS

Index to Exhibits

Exhibit
No.	Exhibit Description

2.1	Certificate of Incorporation filed with Delaware Secretary of State on November 2, 2023, and amendment thereto filed May 24, 2024.*

2.2	Bylaws.*

2.3	Series A Preferred Designation.*

4.1	Form of Subscription Agreement for Regulation A Offering.*

6.1	Services Agreement with Angel Studios, Inc. dated September 9, 2024*

6.2	Distribution Agreement with Tharos Film Distribution, LLC dated September 9, 2024.*

10.1	Power of Attorney (included on signature page).*

11.1	Consent of Michael Best & Friedrich, LLP (included in Exhibit 12.1).*

11.2	Consent of Tanner LLC.*

12.1	Opinion of Michael Best & Friedrich, LLP.*

* Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on September 27, 2024.

Angel Studios 001, Inc.

By:	/s/ Neal Harmon
Neal Harmon
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neal Harmon as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-qualification and post-qualification amendments) to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on September 27, 2024.

Name	Title

/s/ Neal Harmon	Chief Executive Officer and Director
Neal Harmon	(Principal Executive Officer)

/s/ Patrick Reilly	Chief Financial Officer and Director
Patrick Reilly	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ray Willardson	Vice President of Finance, Secretary, and Director
Ray Willardson

To the Stockholders’ of Angel Studios SPV – Cabrini, Inc.

Opinion

We have audited the accompanying financial statements of Angel Studios SPV – Cabrini, Inc. which comprise the balance sheet as of December 31, 2023, and the related statement of operations, stockholders’ equity, and cash flows for the period from inception (November 1, 2023) through December 31, 2023, and the related notes to financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Angel Studios SPV – Cabrini, Inc. (the Fund) as of December 31, 2023, and the results of its operations and its cash flows for the period from inception (November 1, 2023) through December 31, 2023 in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Fund and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with US GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with U.S GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Tanner LLC

June 4, 2024

Balance Sheet

December 31, 2023
Assets

Cash	$95

Total assets	$95

Liabilities and Stockholders' Equity

Liabilities	$-

Stockholders' equity:
Series A Preferred stock, $0.00001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding, respectively	-
Common stock, $0.00001 par value, 1,000 shares authorized; 100 shares issued and outstanding, respectively	-
Additional paid-in capital	100
Net Income	(5)

Total liabilities and stockholders' equity	$95

See accompanying notes to financial statements

Statement of Operations

For the Period from Inception (November 1, 2023) through December 31, 2023

Revenues	$-

Operating expenses	(5)

Operating loss	(5)

Income tax provision	-

Net loss	$(5)

Net loss per common share - basic	$(0.05)
Net loss per common share - diluted	$(0.05)

Weighted average common shares outstanding - basic	100
Weighted average common shares outstanding - diluted	100

See accompanying notes to financial statements

Statement of Stockholders’ Equity

For the Period from Inception (November 1, 2023) through December 31, 2023

	Capital Stock
	Series A Preferred Shares	Common Shares	Amount	Additional Paid-in Capital	Accumulated Loss	Total Stockholders' Equity
Balance as of November 1, 2023 (Inception)	-	-	$-	$-	$-	$-

Issurance of Common Stock	-	100	-	100	-	100

Net loss	-	-	-	-	(5)	(5)

Balance as of December 31, 2023	-	100	-	100	$(5)	$95

See accompanying notes to financial statements

Statement of Cash Flows

For the Period from Inception (November 1, 2023) through December 31, 2023

Cash flows from operating activities:
Net loss	$(5)

Net cash used in operating activities	(5)

Cash flows from investing activities	-

Cash flows from financing activities:
Issuance of common stock	100

Net cash provided by financing activities	100

Net change in cash and cash equivalents	95

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$95

See accompanying notes to financial statements

Notes to the Financial Statements

1.	Organization and Summary of Significant Accounting Policies and Related Matters

Nature of Operations

Angel Studios SPV – Cabrini, Inc. (the Fund), is a Corporation organized under the state of Delaware. The Fund commenced operations on November 1, 2023 and is managed by Angel Studios, Inc. (Owner). Refer to the Fund’s Subscription Agreement (the Agreement) for more information.

The Fund is a special purpose vehicle whose sole purpose is to license and promote the upcoming Films of Angel Studios. Money raised will be used for print and advertising purposes to promote certain film’s theatrical releases as well as additional licensing and marketing needs during the post-theatrical period.

Concentration of Credit Risk

The Fund maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. To date, the Fund has not experienced a loss or lack of access to the Fund’s invested cash; however, no assurance can be provided that access to the Fund’s invested cash will not be impacted by the adverse conditions in the financial markets.

Liability of Owner

The Owner is not personally liable for any obligations of the Fund and have no obligation to make contributions to the Fund in excess of their initial capital contribution of $100.

Contributed Capital

As of December 31, 2023, the Fund had received contributed capital from the Owner of approximately $100.

Basis of Presentation and Use of Estimates in Financial Statements

The accompanying financial statements and schedule of investments are presented using accounting principles generally accepted in the United States of America (U.S. GAAP). Financial statements prepared on a U.S. GAAP basis require management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Actual results could differ from these estimates.

Income Taxes

The Fund analyzes the financial statement effect of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount recognized in the financial statements is the amount expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement amount is recognized. As of December 31, 2023, the Fund had no uncertain tax positions. The Fund recognizes interest and penalties, if any, related to uncertain tax positions as operating expenses. The Fund currently has no federal or state tax examinations in progress.

Subsequent Events

The Fund has evaluated subsequent events and transactions for potential recognition or disclosure through June 4, 2024, which is the date the financial statements were available to be issued.

2.	Related-Party Transactions

The Owner contributed $100 to the Fund for purchase of Common Stock.

3.	Class A Preferred Stock

The Fund has authorized capital stock consisting of 5,000,000 shares of Preferred stock, par value $0.00001 per share. No shares of Class A preferred stock have been issued as of December 31, 2023.

Notes to the Financial Statements

Stated Value

Each share of class A preferred stock shall have a stated value of $1.20. Other than the redeemable stated value amount, the class A preferred stockholders shall not participate in any payments to be paid to the common stock holders.

Voting Rights

The holders of class A preferred stock shall be entitled to zero (0) votes on each matter to be voted on by the stockholders of the Fund.

Deemed Redemption

Once the class A preferred stock stated value of $1.20 has been fully paid, the shares of preferred stock shall be deemed automatically redeemed. Once redeemed, the shares shall be returned to the Fund as unissued shares of class A preferred stock.

4.	Common Stock

The Fund has authorized capital stock consisting of 1,000 shares of common stock, par value $0.00001 per share.

Voting Rights

The holders of Common Stock shall be entitled to one (1) vote on each matter to be voted on by the stockholders of the Fund.

Dividends

Subject to the rights of the holders of preferred stock, dividends may be paid on the outstanding shares of common stock as and when declared by the Board, out of funds legally available, therefore.

Liquidation Rights

Subject to the rights of the holders of preferred stock, the holders of Common Stock outstanding shall be entitled to receive all of the assets and funds of the Fund remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of common stock, on a pro-rata basis, according to the number of shares of common stock held by them.

5.	Earnings per Share

The Fund reports earnings per share in accordance with Accounting Standards Codification (ASC) 260-10. Basic earnings per share includes no dilution and is computed by dividing net income available to stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated similarly to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the common shares were dilutive.

6.	Subsequent Events

In May 2024, the Fund legally changed its name to Angel Studios 001, Inc. and is still organized under the state of Delaware.

Balance Sheets

	June 30, 2024	December 31, 2023
	(unaudited)
Assets

Cash	$45	$95
Total assets	$45	$95

Liabilities and Stockholders' Equity

Liabilities	$-	$-

Stockholders' equity:
Series A Preferred stock, $0.00001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding, respectively	-	-
Common stock, $0.00001 par value, 1,000 shares authorized; 100 shares issued and outstanding, respectively	-	-
Additional paid-in capital	100	100
Retained Earnings	(55)	(5)
Total liabilities and stockholders' equity	$45	$95

See accompanying notes to financial statements

Statement of Operations

Six Months Ended June 30, 2024
(Unaudited)
Revenues	$-

Operating expenses	(50)
Operating loss	(50)

Income tax provision	-
Net loss	$(50)

Net loss per common share - basic	$(0.50)
Net loss per common share - diluted	$(0.50)

Weighted average common shares outstanding - basic	100
Weighted average common shares outstanding - diluted	100

See accompanying notes to financial statements

Statement of Stockholders’ Equity

	Six Months Ended June 30, 2024
	Capital Stock
	Series A Preferred Shares	Common Shares	Amount	Additional Paid-in Capital	Accumulated Loss	Total Stockholders' Equity
Six Months Ended June 30, 2024 (Unaudited)
Balance as of December 31, 2023	-	100	-	100	(5)	$95

Net loss	-	-	-	-	(50)	(50)

Balance as of June 30, 2024	-	100	-	100	$(55)	$45

See accompanying notes to financial statements

Statement of Cash Flows

Six Months Ended June 30, 2024
(Unaudited)
Cash flows from operating activities:
Net loss	$(50)
Net cash used in operating activities	(50)

Cash flows from investing activities	-

Cash flows from financing activities:
Issuance of common stock	-

Net cash provided by financing activities	-
Net change in cash and cash equivalents	(50)

Cash and cash equivalents at beginning of period	95

Cash and cash equivalents at end of period	$45

See accompanying notes to financial statements

Notes to the Financial Statements

1.	Organization and Summary of Significant Accounting Policies and Related Matters

Nature of Operations

Angel Studios 001, Inc. (the Fund), is a Corporation organized under the state of Delaware. The Fund commenced operations on November 1, 2023 and is managed by Angel Studios, Inc. (Owner). Refer to the Fund’s Subscription Agreement (the Agreement) for more information.

The Fund is a special purpose vehicle whose sole purpose is to license and promote the upcoming Films of Angel Studios. Money raised will be used for print and advertising purposes to promote certain film’s theatrical releases as well as additional licensing and marketing needs during the post-theatrical period.

Concentration of Credit Risk

The Fund maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. To date, the Fund has not experienced a loss or lack of access to the Fund’s invested cash; however, no assurance can be provided that access to the Fund’s invested cash will not be impacted by the adverse conditions in the financial markets.

Liability of Owner

The Owner is not personally liable for any obligations of the Fund and have no obligation to make contributions to the Fund in excess of their initial capital contribution of $100.

Contributed Capital

The Fund had received contributed capital from the Owner of approximately $100 In November 2023. No additional capital has been contributed.

Basis of Presentation and Use of Estimates in Financial Statements

The accompanying financial statements are presented using accounting principles generally accepted in the United States of America (U.S. GAAP). Financial statements prepared on a U.S. GAAP basis require management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements and accompanying notes. In the opinion of the Company’s management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been reflected in these unaudited financial statements. Operating results for the six months ended June 30, 2024 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2024. The accompanying unaudited financial statements should be read together with the audited financial statements and related notes for the fiscal year ended December 31, 2023 included in the Company’s Registration Statement on Form 1-A filed with the Securities and Exchange Commission on September 11, 2024. As the Fund was created in November 2023, no comparative Statement of Operations, Statement of Stockholders’ Equity, and Statement of Cash Flows are available for the June 30, 2024 reporting period.

Income Taxes

The Fund analyzes the financial statement effect of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount recognized in the financial statements is the amount expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement amount is recognized. As of June 30, 2024, the Fund had no uncertain tax positions. The Fund recognizes interest and penalties, if any, related to uncertain tax positions as operating expenses. The Fund currently has no federal or state tax examinations in progress.

Notes to the Financial Statements

2.	Class A Preferred Stock

The Fund has authorized capital stock consisting of 5,000,000 shares of Preferred stock, par value $0.00001 per share. No shares of Class A preferred stock have been issued as of June 30, 2024.

Stated Value

Each share of class A preferred stock shall have a stated value of $1.20. Other than the redeemable stated value amount, the class A preferred stockholders shall not participate in any payments to be paid to the common stock holders.

Voting Rights

The holders of class A preferred stock shall be entitled to zero (0) votes on each matter to be voted on by the stockholders of the Fund.

Deemed Redemption

Once the class A preferred stock stated value of $1.20 has been fully paid, the shares of preferred stock shall be deemed automatically redeemed. Once redeemed, the shares shall be returned to the Fund as unissued shares of class A preferred stock.

3.	Common Stock

The Fund has authorized capital stock consisting of 1,000 shares of common stock, par value $0.00001 per share.

Voting Rights

The holders of Common Stock shall be entitled to one (1) vote on each matter to be voted on by the stockholders of the Fund.

Dividends

Subject to the rights of the holders of preferred stock, dividends may be paid on the outstanding shares of common stock as and when declared by the Board, out of funds legally available, therefore.

Liquidation Rights

Subject to the rights of the holders of preferred stock, the holders of Common Stock outstanding shall be entitled to receive all of the assets and funds of the Fund remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of common stock, on a pro-rata basis, according to the number of shares of common stock held by them.

4.	Earnings per Share

The Fund reports earnings per share in accordance with Accounting Standards Codification (ASC) 260-10. Basic earnings per share includes no dilution and is computed by dividing net income available to stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated similarly to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the common shares were dilutive.

5.	Subsequent Events

The Fund has evaluated subsequent events and transactions for potential recognition or disclosure through September 27, 2024, which is the date the financial statements were available to be issued. There were no subsequent events requiring disclosure.